As filed with the Securities and Exchange Commission on September 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIATRIS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	83-4364296
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Tel: (724) 514-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Roman

Global General Counsel

Viatris Inc.

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Tel: (724) 514-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrants as specified in their charter)

Copies to:

Thomas D. Salus Assistant Secretary Viatris Inc. 1000 Mylan Boulevard Canonsburg, Pennsylvania 15317 (724) 514-1800	William V. Fogg Matthew G. Jones Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
1.125% Senior Notes due 2022	$1,000,000,000	100%	$1,000,000,000	$109,100
Guarantees of 1.125% Senior Notes due 2022	—	—	—	—(3)
1.650% Senior Notes due 2025	$750,000,000	100%	$750,000,000	$81,825
Guarantees of 1.650% Senior Notes due 2025	—	—	—	—(3)
2.300% Senior Notes due 2027	$750,000,000	100%	$750,000,000	$81,825
Guarantees of 2.300% Senior Notes due 2027	—	—	—	—(3)
2.700% Senior Notes due 2030	$1,450,000,000	100%	$1,450,000,000	$158,195
Guarantees of 2.700% Senior Notes due 2030	—	—	—	—(3)
3.850% Senior Notes due 2040	$1,500,000,000	100%	$1,500,000,000	$163,650
Guarantees of 3.850% Senior Notes due 2040	—	—	—	—(3)
4.000% Senior Notes due 2050	$2,000,000,000	100%	$2,000,000,000	$218,200
Guarantees of 4.000% Senior Notes due 2050	—	—	—	—(3)
Total	$7,450,000,000	N/A	$7,450,000,000	$812,795

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated in accordance with Rule 457(f) under the Securities Act.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable in respect of the guarantee.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Subsidiary Guarantors

Registrant	Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Utah Acquisition Sub Inc.	Delaware	2834	84-4554869	1000 Mylan Boulevard Canonsburg, Pennsylvania 15317	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

Mylan II B.V.	Netherlands	2834	N/A	Krijgsman 20 1186 DM Amstelveen Amsterdam, The Netherlands	Corporation Service Company 19 West 44th Street, Suite 200, New York, NY 10036

Mylan Inc.	Pennsylvania	2834	25-1211621	1000 Mylan Boulevard Canonsburg, Pennsylvania 15317	c/o CT Corporation System, Washington County

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED September 10, 2021

PRELIMINARY PROSPECTUS

VIATRIS INC.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022

CUSIP #91533BAA8, ISIN #US91533BAA89

CUSIP #U9156BAA3, ISIN #USU9156BAA36 (the “2022 Restricted Notes”)

for a like aggregate principal amount of 1.125% Senior Notes due 2022 which have been registered under the Securities Act of 1933, as amended

(the “2022 Exchange Notes”);

Up to $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025

CUSIP #91533BAB6, ISIN #US91533BAB62

CUSIP #U9156BAB1, ISIN #USU9156BAB19 (the “2025 Restricted Notes”)

for a like aggregate principal amount of 1.650% Senior Notes due 2025 which have been registered under the Securities Act of 1933, as amended

(the “2025 Exchange Notes”);

Up to $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027

CUSIP #91533BAC4, ISIN #US91533BAC46

CUSIP #U9156BAC9, ISIN #USU9156BAC91 (the “2027 Restricted Notes”)

for a like aggregate principal amount of 2.300% Senior Notes due 2027 which have been registered under the Securities Act of 1933, as amended

(the “2027 Exchange Notes”);

Up to $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030

CUSIP #91533BAD2, ISIN #US91533BAD29

CUSIP #U9156BAD7, ISIN #USU9156BAD74 (the “2030 Restricted Notes”)

for a like aggregate principal amount of 2.700% Senior Notes due 2030 which have been registered under the Securities Act of 1933, as amended

(the “2030 Exchange Notes”);

Up to $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040

CUSIP #91533BAE0, ISIN #US91533BAE02

CUSIP #U9156BAE5, ISIN #USU9156BAE57 (the “2040 Restricted Notes”)

for a like aggregate principal amount of 3.850% Senior Notes due 2040 which have been registered under the Securities Act of 1933, as amended

(the “2040 Exchange Notes”)

and

Up to $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050

CUSIP #91533BAF7, ISIN #US91533BAF76

CUSIP #U9156BAF2, ISIN #USU9156BAF23 (the “2050 Restricted Notes”)

for a like aggregate principal amount of 4.000% Senior Notes due 2050 which have been registered under the Securities Act of 1933, as amended

(the “2050 Exchange Notes”).

We refer to the registered 2022 Exchange Notes, 2025 Exchange Notes, 2027 Exchange Notes, 2030 Exchange Notes, 2040 Exchange Notes and 2050 Exchange Notes in this exchange offer collectively as the “Exchange Notes,” and to all outstanding 2022 Restricted Notes, 2025 Restricted Notes, 2027 Restricted Notes, 2030 Restricted Notes, 2040 Restricted Notes and 2050 Restricted Notes collectively as the “Restricted Notes.” All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate.

The exchange offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City time, on                , 2021, unless we extend the exchange offer in our sole and absolute discretion.

Material terms of the exchange offer:

•

We will exchange an equal principal amount of the Exchange Notes for all outstanding Restricted Notes of the corresponding series that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer;

•	You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the exchange offer;

•

The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes of the corresponding series, except that the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes will not apply to the Exchange Notes;

•

The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption “Material Tax Considerations” for more information;

•	We will not receive any proceeds from the exchange offer; and

•

We issued the Restricted Notes in a transaction not requiring registration under the Securities Act, and, as a result, their transfer is restricted. We are making the exchange offer to satisfy your registration rights as a holder of the Restricted Notes.

The Exchange Notes will be our senior unsecured indebtedness and will rank pari passu in right of payment with all of our existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes, rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to the Exchange Notes and be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Exchange Notes will be structurally subordinated to all of the existing and future liabilities, including trade payables, of our existing and future subsidiaries that do not guarantee the Exchange Notes. The Exchange Notes will be guaranteed on a senior unsecured basis upon issuance by Utah Acquisition Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Viatris, Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands and an indirect wholly owned subsidiary of Viatris, and Mylan Inc., a Pennsylvania corporation and an indirect wholly owned subsidiary of Viatris. In addition, if a subsidiary of Viatris becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchange Notes on the terms and subject to the conditions set forth herein. The guarantees will be senior unsecured obligations of each guarantor and will rank pari passu in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantee of the Exchange Notes, rank senior in right of payment to all existing and future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantee of the Exchange Notes and be effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations. The guarantees will be structurally subordinated to all of the existing and future liabilities, including trade payables, of the existing and future subsidiaries of such guarantor that do not guarantee the Exchange Notes. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

The Exchange Notes, together with any Restricted Notes that are not exchanged in the exchange offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of the indenture and vote together on all matters. All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the Restricted Notes and in the indenture governing such series of Restricted Notes. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with this exchange offer, Viatris does not currently anticipate that it will register any series of the Restricted Notes under the Securities Act.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the Exchange Notes and the Exchange Notes will not be listed on any securities exchange or quoted on any automated quotation system.

See “Risk Factors” beginning on page 18 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

We are responsible for the information contained in this prospectus and any prospectus supplement, free writing prospectus or post-effective amendment or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different from or inconsistent with, or in addition to, such information and we take no responsibility for any other information that others may give you. We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This document may only be used where it is legal to exchange these securities. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement, free writing prospectus or post-effective amendment is correct as of any date after the date of the document containing the information. Since the respective dates of the prospectus and any prospectus supplement, free writing prospectus or post-effective amendment, our business, financial condition, results of operations and prospects may have changed. Except as required by law, we undertake no obligation to update any information contained or incorporated herein for revisions or changes after the date of this prospectus.

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ABOUT THIS PROSPECTUS

It is important that you read and consider all of the information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms the “Company,” “Viatris,” “our,” and “we” refer to Viatris Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the terms mean only the issuer, Viatris Inc. “Utah Acquisition Sub Inc.” refers to Utah Acquisition Sub Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the term means only Utah Acquisition Sub Inc. “Mylan II B.V.” refers to Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or where it is clear from the context that the term means only Mylan II B.V. “Mylan Inc.” refers to Mylan Inc., a Pennsylvania corporation and, where appropriate, its consolidated subsidiaries, except in the “Description of the Exchange Notes” or it is clear from the context that the term means only Mylan Inc. Unless otherwise indicated in this prospectus or the context otherwise indicates, the “guarantors” means Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc.

On November 16, 2020, Viatris, formerly known as Upjohn Inc. (“Upjohn”), Mylan N.V. (“Mylan”) and Pfizer Inc. (“Pfizer”) consummated the combination of Mylan with Pfizer’s off-patent branded and generic established medicines business (the “Upjohn Business”) through a Reverse Morris Trust transaction. In accordance with the terms and conditions of the Business Combination Agreement, dated as of July 29, 2019, as amended from time to time, among Viatris, Mylan, Pfizer and certain of their affiliates (the “Business Combination Agreement”), and the Separation and Distribution Agreement between Viatris and Pfizer, dated as of July 29, 2019, as amended from time to time, (1) Pfizer contributed the Upjohn Business to Viatris so that the Upjohn Business was separated from the remainder of Pfizer’s businesses (the “Separation”), (2) following the Separation, Pfizer distributed, on a pro rata basis (based on the number of shares of Pfizer common stock held by holders of Pfizer common stock as of the record date of November 13, 2020 (the “Record Date”)), all of the shares of Viatris common stock held by Pfizer to Pfizer shareholders as of the Record Date (the “Distribution”), and (3) immediately following the Distribution, Viatris and Mylan engaged in a strategic business combination transaction (the “Combination”). As a result of the Combination, Viatris holds the combined Upjohn Business and Mylan business. In accordance with ASC 805, Business Combinations, Mylan is considered the accounting acquirer of the Upjohn Business and all historical financial information of the Company prior to November 16, 2020 represents Mylan’s historical results and the Company’s thereafter.

Unless otherwise stated herein, currency amounts in this prospectus are stated in U.S. Dollars.

INCORPORATION BY REFERENCE

We “incorporate by reference” certain information into this prospectus from certain documents that Viatris has filed with the Securities and Exchange Commission (the “SEC”) prior to the date of this prospectus. This information is considered to be part of this prospectus, except for any information that is superseded or modified by information included directly in this prospectus. This prospectus incorporates by reference the documents set forth below (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) that Viatris has previously filed with the SEC. These documents contain important information about us, including our financial condition, results of operations and descriptions of our businesses.

•	Annual Report on Form 10-K of Viatris for the year ended December 31, 2020, filed on March 1, 2021 (as amended by Amendment No. 1 on Form 10-K/A, filed on April 30, 2021);

•	Quarterly Reports on Form 10-Q of Viatris for the three months ended March 31, 2021, filed on May 10, 2021 and for the three and six months ended June 30, 2021, filed on August 9, 2021; and

•	Current Reports on Form 8-K or 8-K/A, as applicable, of Viatris filed on May 29, 2020 (solely exhibit 99.1 thereof), January 29, 2021, February 25, 2021, June 17, 2021 and July 1, 2021.

We hereby further incorporate by reference additional documents that Viatris may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of this prospectus until the termination of the offering of the Exchange Notes and after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K (or portions thereof) that are “filed” with the SEC, as well as proxy statements. A hard copy of the documents Viatris filed with the SEC that are incorporated by reference into this prospectus will not be sent to you unless requested.

You can obtain any of the documents incorporated by reference into this prospectus from the SEC, through the SEC’s website at the address described below or from us by requesting them in writing or by telephone at the following address:

Viatris Inc.

Attention: Investor Relations

1000 Mylan Boulevard

Canonsburg, Pennsylvania 15317

Tel: (724) 514-1800

WHERE YOU CAN FIND MORE INFORMATION

Viatris files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC also maintains an Internet website from which interested parties can electronically access our SEC filings. The address of that site is http://www.sec.gov. Our Internet website address is www.viatris.com. Information on our website does not constitute a part of this prospectus.

In order to obtain timely delivery of these documents, you must request the information no later than                , 2021, which is five business days before the expiration date of this exchange offer, unless we extend the time period for the exchange offer.

We have agreed that, even if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any of the Exchange Notes remain outstanding, we will file with the SEC (unless the SEC will not accept such a filing, in which case we will provide to holders of the Exchange Notes) all annual and quarterly reports, and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated herein by reference, contain “forward-looking statements.”

These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements about the

Combination, the benefits and synergies of the Combination or our global restructuring program, future opportunities for the Company and its products and any other statements regarding the Company’s future operations, financial or operating results, capital allocation, dividend policy and payments, debt ratio and covenants, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, efforts to create, enhance or otherwise unlock the value of our unique global platform, and other expectations and targets for future periods. Forward-looking statements may often be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “pipeline,” “intend,” “continue,” “target,” “seek” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	the integration of Mylan and the Upjohn Business or the implementation of the Company’s global restructuring program being more difficult, time consuming or costly than expected;

•

the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Combination or its global restructuring program within the expected timeframe or at all;

•	the possibility that the Company may be unable to successfully integrate Mylan and the Upjohn Business or implement its global restructuring program;

•	operational or financial difficulties or losses associated with the Company’s reliance on agreements with Pfizer in connection with the Combination, including with respect to transition services;

•	the possibility that the Company may be unable to achieve all intended benefits of its strategic initiatives;

•	the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic;

•	the Company’s failure to achieve expected or targeted future financial and operating performance and results;

•	actions and decisions of healthcare and pharmaceutical regulators;

•

changes in relevant laws and regulations, including but not limited to changes in tax, healthcare and pharmaceutical laws and regulations globally (including the impact of potential tax reform in the U.S.);

•	the ability to attract and retain key personnel;

•	the Company’s liquidity, capital resources and ability to obtain financing;

•	any regulatory, legal or other impediments to the Company’s ability to bring new products to market, including but not limited to “at-risk launches”;

•	success of clinical trials and the Company’s or its partners’ ability to execute on new product opportunities and develop, manufacture and commercialize products;

•

any changes in or difficulties with the Company’s manufacturing facilities, including with respect to inspections, remediation and restructuring activities, supply chain or inventory or the ability to meet anticipated demand;

•	the scope, timing and outcome of any ongoing legal proceedings, including government inquiries or investigations, and the impact of any such proceedings on the Company;

•	any significant breach of data security or data privacy or disruptions to our information technology systems;

•	risks associated with having significant operations globally;

•	the ability to protect intellectual property and preserve intellectual property rights;

•	changes in third-party relationships;

•

the effect of any changes in the Company’s or its partners’ customer and supplier relationships and customer purchasing patterns, including customer loss and business disruption being greater than expected following the Combination;

•	the impacts of competition, including decreases in sales or revenues as a result of the loss of market exclusivity for certain products;

•	changes in the economic and financial conditions of the Company or its partners;

•	uncertainties regarding future demand, pricing and reimbursement for the Company’s products;

•	uncertainties and matters beyond the control of management, including but not limited to general political and economic conditions and global exchange rates; and

•

inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and related standards or on an adjusted basis.

For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the risks described in the Annual Report on Form 10-K of Viatris for the year ended December 31, 2020 and Viatris’ other filings with the SEC.

In addition, risks related to the securities are more fully discussed in the section entitled “Risk Factors” beginning on page 18 of this prospectus. You can access Viatris’ filings with the SEC through the SEC website at www.sec.gov or through our website, and we strongly encourage you to do so. Viatris routinely posts information that may be important to investors on our website at investor.viatris.com, and we use this website address as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). The contents of our website are not incorporated by reference in this prospectus and shall not be deemed “filed” under the Exchange Act. Viatris undertakes no obligation to update any statements herein for revisions or changes after the filing date of this prospectus other than as required by law.

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SUMMARY

The information below about us and the exchange offer is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus and the information incorporated by reference into those documents, including the risk factors described on page 18 of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2020. This summary is not complete and does not contain all of the information you should consider when making your investment decision.

Our Company

Viatris is a global healthcare company formed in November 2020 through the combination of Mylan and Upjohn, whose mission is to empower people worldwide to live healthier at every stage of life. By integrating the strengths of these two businesses, including our global workforce of more than 40,000 employees and contractors, Viatris aims to deliver increased access to affordable, quality medicines for patients worldwide regardless of geography or circumstance. Viatris brings together industry leading commercial, R&D, regulatory, manufacturing, legal and medical expertise complemented by a strong commitment to quality and unparalleled geographic footprint to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris’ portfolio comprises more than 1,400 approved molecules across a wide range of key therapeutic areas, including globally recognized iconic and key brand, generic, complex generic and biosimilar products. Viatris operates approximately 50 manufacturing sites worldwide that produce oral solid doses, injectables, complex dosage forms and APIs. Viatris is headquartered in the U.S., with global centers in Pittsburgh, Pennsylvania, Shanghai, China and Hyderabad, India.

Our Structure

The following chart provides a summary of our corporate structure and the amount of indebtedness outstanding as of June 30, 2021. The chart only depicts selected subsidiaries of Viatris, and does not distinguish between direct and indirect ownership.

(1)

Viatris Inc. guarantees all of the outstanding senior unsecured indebtedness of (i) Upjohn Finance B.V. under the Euro Notes (as described below), (ii) Utah Acquisition Sub Inc. under the Mylan Notes (as described below) and (iii) Mylan Inc. under the Mylan Notes. The outstanding senior notes of Utah Acquisition Sub Inc. and Mylan Inc. are collectively referred to herein as the “Mylan Notes.”

(2)	The outstanding senior unsecured notes of Upjohn Finance B.V. are collectively referred to herein as the “Euro Notes.”
(3)

Utah Acquisition Sub Inc. guarantees all of the outstanding senior unsecured indebtedness of (i) Viatris Inc., (ii) Upjohn Finance B.V. under the Euro Notes and (iii) Mylan Inc. under the Mylan Notes and will guarantee the Exchange Notes upon issuance.

(4)

Mylan II B.V. guarantees all of the outstanding senior unsecured indebtedness of (i) Viatris Inc., (ii) Upjohn Finance B.V. under the Euro Notes, (iii) Utah Acquisition Sub Inc. under the Mylan Notes and (iv) Mylan Inc. under the Mylan Notes and will guarantee the Exchange Notes upon issuance.

(5)

Mylan Inc. guarantees all of the outstanding senior unsecured indebtedness of (i) Viatris Inc., (ii) Upjohn Finance B.V. under the Euro Notes and (iii) Utah Acquisition Sub Inc. under the Mylan Notes and will guarantee the Exchange Notes upon issuance.

(6)

At June 30, 2021, there were (i) $900.0 million of outstanding borrowings under the Revolving Credit Agreement, dated as of June 16, 2020, among Viatris, as borrower, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent (the “2020 Revolving Facility”), and (ii) $600.0 million of outstanding borrowings under the Delayed Draw Term Credit Agreement, dated as of June 16, 2020, among Viatris, the guarantors from time to time party thereto, the lenders from time to time party thereto and MUFG Bank, Ltd., as administrative agent (the “USD Term Loan Facility”). On July 1, 2021, Viatris entered into (i) a ¥40.0 billion term loan credit agreement (the “YEN Term Loan Facility”) by and among Viatris, certain affiliates and subsidiaries of Viatris as guarantors, each lender from time to time party thereto and Mizuho Bank, Ltd., as administrative agent, and (ii) a $4.0 billion revolving credit agreement (the “2021 Revolving Facility”) by and among Viatris, certain affiliates and subsidiaries of Viatris as guarantors, certain lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent. The 2021 Revolving Facility amended and restated the 2020 Revolving Facility and proceeds from the 2021 Revolving Facility were used to repay outstanding obligations under the 2020 Revolving Facility. Proceeds from the YEN Term Loan Facility and the 2021 Revolving Facility were also used to repay the USD Term Loan Facility in full and the USD Term Loan Facility was terminated. As of the date of this prospectus, there were no outstanding borrowings under the 2021 Revolving Facility and ¥40.0 billion of outstanding borrowings under the YEN Term Loan Facility, respectively.
(7)

At June 30, 2021, there were $700.5 million of commercial paper notes outstanding under the unsecured commercial paper program dated as of November 16, 2020 (the “Commercial Paper Program”). As of the date of this prospectus, there were $1,313 million of commercial paper notes outstanding under the Commercial Paper Program.

(8)

At June 30, 2021, there were $400 million of outstanding short-term borrowings under the Amended and Restated Receivables Purchase Agreement dated as of January 27, 2015, among Mylan Securitization LLC, an indirect wholly owned subsidiary of Mylan Inc., as seller, Mylan Pharmaceuticals Inc., a wholly owned subsidiary of Mylan Inc., as originator and servicer, certain conduit purchasers, committed purchasers, letter of credit issuers and purchaser agents from time to time party thereto and MUFG Bank, Ltd., as agent (as amended, the “Accounts Receivable Securitization Facility”).

(9)

At June 30, 2021, there were $200 million of outstanding short-term borrowings under the Master Framework Agreement dated as of April 25, 2019, among MUFG Bank, Ltd., as buyer, MUFG Bank, Ltd., as agent and Mylan Pharmaceuticals Inc., a wholly owned subsidiary of Mylan Inc., as seller (as amended, the “Note Securitization Facility”).

Company Information

Viatris Inc. is a Delaware corporation. Viatris Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Utah Acquisition Sub Inc., a Delaware corporation, is a wholly owned indirect subsidiary of Viatris. Utah Acquisition Sub Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Mylan II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, is a wholly owned indirect subsidiary of Viatris. Mylan II B.V.’s principal executive offices are located at Krijgsman 20, 1186 DM Amstelveen, The Netherlands. Mylan Inc., a Pennsylvania corporation, is a wholly owned indirect subsidiary of Viatris. Mylan Inc.’s address is 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317, and its telephone number is (724) 514-1800. Viatris’ common stock is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “VTRS”. Our Internet address is www.viatris.com. Information on our website does not constitute a part of this prospectus. Additional information about Viatris is included in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

Summary Description of the Exchange Offer

On June 22, 2020, we completed the private offering of $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022, $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025, $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027, $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030, $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040 and $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050. As part of that offering, we entered into a registration rights agreement with the representatives of the initial purchasers of those Restricted Notes in which we agreed, among other things, to mail or make available a prospectus and letter of transmittal to registered holders of the Restricted Notes and to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes in compliance with applicable securities laws. See “The Exchange Offer—Purpose of the Exchange Offer.”

Below is a summary of the exchange offer.

Restricted Notes	$1,000,000,000 in aggregate principal amount of 1.125% Senior Notes due 2022 (the “2022 Restricted Notes”).

$750,000,000 in aggregate principal amount of 1.650% Senior Notes due 2025 (the “2025 Restricted Notes”).

$750,000,000 in aggregate principal amount of 2.300% Senior Notes due 2027 (the “2027 Restricted Notes”).

$1,450,000,000 in aggregate principal amount of 2.700% Senior Notes due 2030 (the “2030 Restricted Notes”).

$1,500,000,000 in aggregate principal amount of 3.850% Senior Notes due 2040 (the “2040 Restricted Notes”).

$2,000,000,000 in aggregate principal amount of 4.000% Senior Notes due 2050 (the “2050 Restricted Notes” and, together with the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes and the 2040 Restricted Notes, the “Restricted Notes”).

Exchange Notes	$1,000,000,000 in aggregate principal amount of 1.125% Senior Notes due 2022 (the “2022 Exchange Notes”).

$750,000,000 in aggregate principal amount of 1.650% Senior Notes due 2025 (the “2025 Exchange Notes”).

$750,000,000 in aggregate principal amount of 2.300% Senior Notes due 2027 (the “2027 Exchange Notes”).

$1,450,000,000 in aggregate principal amount of 2.700% Senior Notes due 2030 (the “2030 Exchange Notes”).

$1,500,000,000 in aggregate principal amount of 3.850% Senior Notes due 2040 (the “2040 Exchange Notes”).

$2,000,000,000 in aggregate principal amount of 4.000% Senior Notes due 2050 (the “2050 Exchange Notes” and, together with the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes and the 2040 Exchange Notes, the “Exchange Notes”).

The issuance of each series of the Exchange Notes has been registered under the Securities Act.

The form and terms of the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes are identical in all material respects to those of the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes, the 2040 Restricted Notes and the 2050 Restricted Notes, respectively, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes will not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Exchange Offer	We are offering to issue up to:

(i) $1,000,000,000 principal amount of the 2022 Exchange Notes, in exchange for a like principal amount of the 2022 Restricted Notes;

(ii) $750,000,000 principal amount of the 2025 Exchange Notes, in exchange for a like principal amount of the 2025 Restricted Notes;

(iii) $750,000,000 principal amount of the 2027 Exchange Notes, in exchange for a like principal amount of the 2027 Restricted Notes;

(iv) $1,450,000,000 principal amount of the 2030 Exchange Notes, in exchange for a like principal amount of the 2030 Restricted Notes;

(v) $1,500,000,000 principal amount of the 2040 Exchange Notes, in exchange for a like principal amount of the 2040 Restricted Notes; and

(vi) $2,000,000,000 principal amount of the 2050 Exchange Notes, in exchange for a like principal amount of the 2050 Restricted Notes,

to satisfy our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) and Rule 144A and Regulation S of the Securities Act.

The Restricted Notes may only be tendered in minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer.”

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. See “The Exchange Offer.”

The Exchange Notes will be guaranteed by each of Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc. upon issuance.

Expiration Date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2021, unless extended in our sole and absolute discretion. By tendering your Restricted Notes, you represent to us that:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Withdrawal	You may withdraw any Restricted Notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2021. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Restricted Notes	You must do the following on or prior to the expiration or termination of the exchange offer to participate in the exchange offer:

•	tender your Restricted Notes by sending the certificates for your Restricted Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Mellon, as exchange agent, at one of the addresses listed below under the caption “The Exchange Offer—Exchange Agent;” or

•

tender your Restricted Notes by using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Restricted Notes in the exchange offer, The Bank of New York Mellon, as exchange agent, must receive a confirmation of book-entry transfer of your Restricted Notes into the exchange agent’s account at The Depository Trust Company (“DTC”) prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Book-Entry Transfers.”

For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Restricted Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account. If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. You can find the address, telephone number and e-mail address of the exchange agent below under the caption “The Exchange Offer—Exchange Agent.” The Bank of New York Mellon is also the trustee under the indenture governing the Restricted Notes and Exchange Notes.

Resales	Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in your ordinary course of business; and

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an “affiliate” of ours, as defined in Rule 405 under the Securities Act, participate or intend to participate in or have any arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.

See the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” for more information.

Broker-Dealer	Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes which were received by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of not less than 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Registration Rights Agreement	When we issued the Restricted Notes on June 22, 2020, we entered into a registration rights agreement with the representatives of the initial purchasers of the Restricted Notes. Under the terms of the registration rights agreement, we agreed to use commercially reasonable efforts to:

•	file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	consummate the exchange offer not later than 365 days after the consummation of the Combination.

If we do not complete the exchange offer on or prior to November 16, 2021 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “Description of the Exchange Notes—Registration Rights.”

Regulatory Requirements	We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the exchange offer is being made.

Material Tax Considerations	The exchange of Restricted Notes for Exchange Notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state, Netherlands and other tax consequences of exchange of the Restricted Notes for the Exchange Notes. See “Material Tax Considerations.”

Accounting Treatment	We do not expect to recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with U.S. GAAP. See “The Exchange Offer—Accounting Treatment.”

Consequences of Not Exchanging Restricted Notes

If you do not tender your Restricted Notes in the exchange offer or we do not accept the Restricted Notes you tender, your Restricted Notes will continue to be subject to the restrictions on transfer currently applicable to the Restricted Notes. To the extent Restricted Notes are tendered and accepted in exchange for Exchange Notes, the market for any remaining Restricted Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.”

In general, you may offer or sell your Restricted Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently intend to register the Restricted Notes under the Securities Act. Under some circumstances, however, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer or who may not freely resell the Exchange Notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders. For more information regarding the consequences of not tendering your Restricted Notes and our obligation to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes” and “Description of the Exchange Notes—Registration Rights.”

Summary Description of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes are referred to herein as the Exchange Notes, and the Exchange Notes, together with the Restricted Notes, are referred to together as the Notes. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Viatris Inc.

Exchange Notes Offered	$1,000,000,000 in aggregate principal amount of Viatris Inc.’s 1.125% Senior Notes due 2022.

$750,000,000 in aggregate principal amount of Viatris Inc.’s 1.650% Senior Notes due 2025.

$750,000,000 in aggregate principal amount of Viatris Inc.’s 2.300% Senior Notes due 2027.

$1,450,000,000 in aggregate principal amount of Viatris Inc.’s 2.700% Senior Notes due 2030.

$1,500,000,000 in aggregate principal amount of Viatris Inc.’s 3.850% Senior Notes due 2040.

$2,000,000,000 in aggregate principal amount of Viatris Inc.’s 4.000% Senior Notes due 2050.

Maturity Dates	The 2022 Exchange Notes will mature on June 22, 2022.

The 2025 Exchange Notes will mature on June 22, 2025.

The 2027 Exchange Notes will mature on June 22, 2027.

The 2030 Exchange Notes will mature on June 22, 2030.

The 2040 Exchange Notes will mature on June 22, 2040.

The 2050 Exchange Notes will mature on June 22, 2050.

Interest Payment Dates	Interest on the Exchange Notes of each series will be payable semi-annually in arrears on June 22 and December 22, commencing on December 22, 2021.

Interest on the Exchange Notes will accrue from the most recent date to which interest on the Restricted Notes has been paid.

Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes. The Restricted

Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

Interest Rates	The 2022 Exchange Notes will bear interest at a rate of 1.125% per annum.

The 2025 Exchange Notes will bear interest at a rate of 1.650% per annum.

The 2027 Exchange Notes will bear interest at a rate of 2.300% per annum.

The 2030 Exchange Notes will bear interest at a rate of 2.700% per annum.

The 2040 Exchange Notes will bear interest at a rate of 3.850% per annum.

The 2050 Exchange Notes will bear interest at a rate of 4.000% per annum.

Guarantees	The Exchange Notes will be guaranteed upon issuance by each of Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc. In addition, if a subsidiary of Viatris becomes a guarantor or an obligor in respect of certain indebtedness after the issue date of the Exchange Notes, such subsidiary will guarantee the Exchanges Notes on the terms and subject to the conditions set forth herein. Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of the Exchange Notes or upon receipt of the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes of the applicable series. See “Description of the Exchange Notes—Note Guarantees.”

Ranking	The Exchange Notes of each series will be senior unsecured indebtedness of Viatris and will:

•	rank pari passu in right of payment with all of Viatris’ existing and future senior unsecured indebtedness that is not expressly subordinated to the Exchange Notes;

•	rank senior in right of payment to all of Viatris’ existing and future indebtedness that is expressly subordinated to the Exchange Notes;

•	be effectively subordinated to all of Viatris’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities, including trade payables, of the existing and future subsidiaries of Viatris that do not guarantee the Exchange Notes.

The guarantees will be senior unsecured obligations of each guarantor and will:

•

rank pari passu in right of payment with all of such guarantor’s existing and future senior unsecured obligations that are not expressly subordinated to such guarantor’s guarantee of the Exchange Notes;

•	rank senior in right of payment to all existing and future obligations of such guarantor that are expressly subordinated to such guarantor’s guarantee of the Exchange Notes;

•	be effectively subordinated to such guarantor’s existing and future secured obligations to the extent of the value of the collateral securing such obligations; and

•

be structurally subordinated to all of the existing and future liabilities, including trade payables, of the existing and future subsidiaries of such guarantor that do not guarantee the Exchange Notes.

See “Description of the Exchange Notes—Ranking.”

As of June 30, 2021, (i) the amount of senior unsecured indebtedness of Viatris and the guarantors of the Exchange Notes upon issuance was approximately $23.8 billion and (ii) the total liabilities of our subsidiaries that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $18.1 billion.

Optional Redemption	The 2022 Exchange Notes. At any time and from time to time, Viatris may redeem some or all of the 2022 Exchange Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the 2022 Exchange Notes being redeemed, and

•

the sum of the present values, as calculated by Viatris, of the remaining scheduled payments of principal and interest on the 2022 Exchange Notes being redeemed, not including accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon if any, to, but excluding the redemption date.

The 2025 Exchange Notes, 2027 Exchange Notes, 2030 Exchange Notes, 2040 Exchange Notes and 2050 Exchange Notes. At any time and from time to time prior to the Applicable Par Call Date (as defined herein) for the Exchange Notes of the applicable series, Viatris may redeem some or all of the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes or the 2050 Exchange Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the Exchange Notes of such series being redeemed, and

•

the sum of the present values, as calculated by Viatris, of the remaining scheduled payments of principal and interest on the Exchange Notes of such series being redeemed that would be due if the Exchange Notes of such series matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus

•	in the case of any 2025 Exchange Notes being redeemed, 25 basis points,

•	in the case of any 2027 Exchange Notes being redeemed, 30 basis points,

•	in the case of any 2030 Exchange Notes being redeemed, 30 basis points,

•	in the case of any 2040 Exchange Notes being redeemed, 40 basis points, and

•	in the case of any 2050 Exchange Notes being redeemed, 40 basis points,

plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On or after the Applicable Par Call Date for the Exchange Notes of the applicable series, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at Viatris’ option, upon not less than 10 nor more than 60 days’ prior written notice sent to the registered holders of the Exchange Notes of such series, at a redemption price equal to 100% of the principal amount of the Exchange Notes of such series to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

See “Description of the Exchange Notes—Optional Redemption.”

Change of Control

If a Change of Control Repurchase Event (as defined herein) occurs, Viatris must offer to purchase each series of the Exchange Notes from holders at purchase prices equal to 101% of their respective principal amounts, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of the purchase, unless it has exercised its right to redeem the applicable series of Exchange Notes.

See “Description of the Exchange Notes—Purchase of Exchange Notes Upon a Change of Control Repurchase Event.”

Certain Covenants	The Exchange Notes will be issued under an indenture containing covenants that, among other things, restrict Viatris’ ability and the ability of certain of Viatris’ subsidiaries to:

•	enter into sale and leaseback transactions;

•	create liens;

•

with respect to such subsidiaries only, guarantee certain of our outstanding obligations without also guaranteeing the obligations of Viatris under the Exchange Notes, fully and unconditionally and on a senior basis; and

•	with respect to Viatris only, consolidate, merge or sell substantially all of Viatris’ assets.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes—Certain Covenants” and “Description of the Exchange Notes—Consolidation, Merger and Sale of Assets.”

No Trading Market	Each series of Exchange Notes constitutes a new issue of securities, for which there is no existing trading market. In addition, Viatris does not intend to apply to list any of the Exchange Notes on any securities exchange or for quotation on any automated quotation system. Viatris cannot provide you with any assurance regarding whether trading markets for any series of the Exchange Notes will develop, the ability of holders of the Exchange Notes to sell their Exchange Notes or the prices at which holders may be able to sell their Exchange Notes. If no active trading markets develop, you may be unable to resell the Exchange Notes at their fair market value or at all. See “Risk Factors—Risks Relating to the Exchange Offer and the Exchange Notes—There may not be any trading market for your Exchange Notes; many factors affect the trading and market value of your Exchange Notes.”

Form and Denominations	The Exchange Notes of each series will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company.

Use of Proceeds	We will not receive any proceeds from issuance of the Exchange Notes in connection with the exchange offer. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” and the “Risk Factors” section in the Annual Report on Form 10-K of Viatris for the year ended December 31, 2020, as well as the other information included or incorporated by reference into this prospectus before deciding whether to invest in the Exchange Notes.

Indenture	The Exchange Notes will be issued under an indenture, dated as of June 22, 2020, between Viatris Inc. (formerly known as Upjohn Inc.), as issuer, and The Bank of New York Mellon, as trustee (as supplemented by the First Supplemental Indenture dated as of November 16, 2020, among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, the “indenture”).

Trustee	The Bank of New York Mellon.

Tax Consequences	For a discussion of the material U.S. federal income, and the material Dutch income tax consequences of an exchange of the Restricted Notes for the Exchange Notes, see “Material Tax Considerations.” You should consult your own tax advisor to determine the U.S. federal income and other consequences of an exchange of the Restricted Notes for the Exchange Notes.

Governing Law	The Exchange Notes, the indenture governing the Exchange Notes and the guarantees will be governed by, and will be construed in accordance with, the laws of the State of New York.

RISK FACTORS

Before tendering Restricted Notes in exchange for the Exchange Notes, you should consider carefully the information under the heading “Risk Factors” in the Annual Report on Form 10-K of Viatris for the fiscal year ended December 31, 2020 and the following risk factors. You should also carefully consider the other information included in this prospectus and other information incorporated by reference herein. Each of the risks described in the Annual Report on Form 10-K of Viatris and below could result in a decrease in the value of the Exchange Notes and your investment therein. Although we have tried to discuss what we believe are key risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the values of the Exchange Notes. The information contained in, and incorporated by reference, into this prospectus includes forward-looking statements that involve risks and uncertainties, and we refer you to the “Cautionary Language Regarding Forward-Looking Statements” section in this prospectus.

Summary

Below is a summary of some of the more significant risks and uncertainties we face. This summary is not exhaustive and is qualified by reference to the full set of risk factors included in the Annual Report on Form 10-K of Viatris for the fiscal year ended December 31, 2020 and the risk factors contained in this prospectus.

Combination Risks

•	The integration of the Upjohn Business with Mylan following the Combination, as well as our global restructuring program, may present significant challenges.

•	Viatris may not realize the anticipated benefits from the Combination or its global restructuring program.

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Viatris could incur operational difficulties or losses if Pfizer is unable to perform under the agreements entered into as part of the Combination, if we are unable to obtain the same types and level of services and resources that historically have been provided to the legacy Upjohn Business by Pfizer, or if we are required to make payments to Pfizer pursuant to indemnities agreed to as part of the Combination.

Strategic Risks

•	Our strategic initiatives, including our strategic alliances, may not achieve all intended benefits.

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We have and may continue to experience pressure on the pricing of and reimbursements for certain of our products due to pricing controls, social or government pressure to lower the cost of drugs, and consolidation across the supply chain.

•	We have significant operations globally, which exposes us to the risks inherent in conducting our business internationally.

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Charges to earnings resulting from acquisitions could have a material adverse effect on our business, financial condition, results of operations, cash flows, ability to pay dividends and/or stock price.

Operational Risks

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Public health outbreaks, epidemics and pandemics, including the COVID-19 pandemic, have had and could continue to have a material adverse effect on our business, financial condition, results of operations, cash flows and/or stock price and may impact our ability to pay dividends.

•	Current and changing economic conditions may adversely affect our industry, business, partners and suppliers.

•	The pharmaceutical industry is heavily regulated, and we face significant costs and uncertainties associated with our efforts to comply with applicable laws and regulations.

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The use of legal, regulatory, and legislative strategies by both brand and generic competitors, including but not limited to “authorized generics” and regulatory petitions, may increase costs associated with the introduction or marketing of our generic products, could delay or prevent such introduction, and could significantly reduce our revenue and profit.

•	If we are unable to successfully introduce new products in a timely manner, our future revenue and profitability may be adversely affected.

•	We expend a significant amount of resources on R&D efforts that may not lead to successful product introductions.

•	Even if our products in development receive regulatory approval, such products may not achieve expected levels of market acceptance.

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The development, approval process, manufacture and commercialization of biosimilar products involve unique challenges and uncertainties, and our failure to successfully introduce biosimilar products could have a negative impact on our business and future operating results.

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Our business is highly dependent upon market perceptions of us, our products and brands, and the safety and quality of our products and brands, as well as the effectiveness of our sales and marketing activities, and we may be adversely impacted by negative publicity or findings.

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We have a limited number of manufacturing facilities and certain third-party suppliers produce a substantial portion of our API and products, some of which require a highly exacting and complex manufacturing process.

Compliance Risks

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We are subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, Chinese anti-corruption laws and similar worldwide anti-corruption laws, which impose restrictions on certain conduct and may carry substantial fines and penalties.

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Our competitors, including branded pharmaceutical companies, and/or other third parties, may allege that we or our suppliers are infringing upon their intellectual property, including in an “at risk launch” situation, which could result in substantial monetary damages, impact our ability to launch a product and/or our ability to continue marketing a product, and/or force us to expend substantial resources in resulting litigation, the outcome of which is uncertain.

•	We are involved in various legal proceedings and certain government inquiries and may experience unfavorable outcomes of such proceedings or inquiries.

•	If we fail to comply with our corporate integrity agreement, we could be subject to substantial penalties and exclusion from participation in federal healthcare programs.

•	We are increasingly dependent on IT and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Finance Risks

•	Viatris’ future dividend payments cannot be guaranteed.

•	We may not be able to maintain competitive financial flexibility and our corporate tax rate which could adversely affect us and our shareholders

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We have significant indebtedness, which could lead to adverse consequences or adversely affect our financial position and prevent us from fulfilling our obligations under such indebtedness, and any refinancing of this debt could be at significantly higher interest rates.

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There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with U.S. GAAP. Any future changes in estimates, judgments and assumptions used or necessary revisions to prior estimates, judgments or assumptions or changes in accounting standards could lead to a restatement or revision to previously issued financial statements.

•	Viatris could suffer additional losses due to asset impairment charges.

Risk Factors Incorporated by Reference

This prospectus incorporates by reference the risk factors contained in the Annual Report on Form 10-K of Viatris, filed on March 1, 2021 with the SEC. Investors should carefully consider the risk factors contained in the documents incorporated by reference into this prospectus in addition to the risk factors below before deciding to invest in the notes.

Risks Related to the Exchange Offer and the Exchange Notes

The limited covenants in the indenture governing the Exchange Notes and the terms of the Exchange Notes will not provide protection against significant events that could adversely impact your investment in the Exchange Notes.

The indenture governing the Exchange Notes does not:

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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Exchange Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be structurally senior to our equity interests in our subsidiaries;

•	restrict our ability to repurchase or prepay our other securities; or

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restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Exchange Notes.

Furthermore, the definition of “Change of Control Repurchase Event” in the indenture governing the Exchange Notes will contain only limited protections. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that could substantially affect our capital structure and the value of the Exchange Notes and your investment therein. The indenture will also permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the Exchange Notes, and to engage in sale-leaseback transactions, subject to certain limits.

As a result of the foregoing, when evaluating the terms of the Exchange Notes, you should be aware that the terms of the indenture and the Exchange Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Exchange Notes.

The Exchange Notes and the guarantees will be unsecured and will be effectively subordinated to our and the guarantors’ existing and future secured indebtedness.

Our and the guarantors’ respective obligations under the Exchange Notes and the guarantees will not be secured by any of our or their respective assets or any of our or their existing or future subsidiaries’ assets. In addition, the indenture governing the Exchange Notes will permit us and our subsidiaries to incur additional indebtedness, which may be secured. As a result, the Exchange Notes and the guarantees will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. As of June 30, 2021, the amount of secured indebtedness of Viatris and the guarantors was $600 million. If we or any of the guarantors were to become insolvent or otherwise fail to make payments on the Exchange Notes or the guarantees, as applicable, holders of our and the guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the Exchange Notes would receive any payments. Holders of the Exchange Notes will participate ratably with all holders of our unsecured indebtedness (and, if applicable, all holders of the guarantors’ unsecured indebtedness) deemed to be of the same class as the Exchange Notes, and potentially with all of our and their other general creditors, based upon the respective amounts owed to each holder or creditor, in our or their remaining assets. However, under Dutch law, certain of Mylan II B.V.’s creditors (including secured creditors) may have preference over other creditors with respect to claims against certain of our assets. You may, therefore, not be fully repaid in the event we become insolvent or otherwise fail to make payments on the Exchange Notes.

The Exchange Notes and the guarantees will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

The Exchange Notes will be guaranteed upon issuance only by Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc. As a result, the Exchange Notes will be structurally subordinated to the indebtedness and other liabilities of Viatris’ non-guarantor subsidiaries, and holders of the Exchange Notes will not have any claim as a creditor against any such non-guarantor subsidiaries. Accordingly, claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of Viatris’ non-guarantor subsidiaries, including trade creditors. All obligations of Viatris’ non-guarantor subsidiaries will have to be satisfied before any of the assets of such non-guarantor subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or the guarantors, as the case may be. In addition, the indenture governing the Exchange Notes will not prohibit such non-guarantor subsidiaries from incurring additional indebtedness.

As of June 30, 2021, (i) the amount of senior unsecured indebtedness of Viatris and the guarantors was approximately $23.8 billion and (ii) the total liabilities of our subsidiaries that will not be guarantors of the Exchange Notes upon issuance, including trade payables, was approximately $18.1 billion.

The indenture governing the Exchange Notes contains covenants that impose restrictions on us and certain of our subsidiaries, which may adversely affect the conduct of our current business.

The indenture governing the Exchange Notes contains covenants imposing financial and operating restrictions on our business. These restrictions may affect our ability to operate our business, may limit our ability to take advantage of potential business opportunities as they arise and may adversely affect the conduct of our current business. The covenants in the indenture governing the Exchange Notes place restrictions, among other things, on our ability and the ability of certain of our subsidiaries to create liens and enter into sale-leaseback transactions and on our ability to consolidate, merge or sell substantially all of our assets. A failure by us or our subsidiaries to comply with the covenants in the indenture could result in an event of default under such indebtedness, which could adversely affect our ability to respond to changes in our business and manage our operations.

An event of default under our outstanding indebtedness could materially and adversely affect our results of operations and our financial condition and may cause an event of default to occur under the indenture governing the Exchange Notes.

Upon the occurrence of an event of default under any of the agreements governing our outstanding indebtedness, the applicable lenders or noteholders could elect to declare all amounts outstanding thereunder to be due and payable immediately and exercise other remedies as set forth in the applicable agreements. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if the obligations thereunder are accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. Any event of default or declaration of acceleration under one debt instrument could also result in an event of default under additional outstanding debt instruments. In addition, upon a payment event of default under or acceleration of our or certain of our subsidiaries’ indebtedness, an event of default would occur under the indenture governing the Exchange Notes if the principal amount of such indebtedness were in excess of $250.0 million and such payment event of default were not cured, such declaration of acceleration rescinded or such indebtedness repaid within 20 days. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay all such indebtedness in full, which could have a material adverse effect on our ability to continue to operate as a going concern and on the value of the Exchange Notes and your investment therein.

We may be unable to repay the Exchange Notes at maturity.

At maturity, the entire outstanding principal amount of each series of Exchange Notes, together with accrued and unpaid interest thereon, will become due and payable. We may not have the funds to fulfill these obligations or the ability to refinance these obligations. If any of the maturity dates occur at a time when other arrangements prohibit us from repaying the applicable series of Exchange Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay such series of the Exchange Notes.

A financial failure by us or the guarantors may hinder the receipt of payment on the Exchange Notes.

An investment in the Exchange Notes involves insolvency and bankruptcy considerations that investors should carefully consider. If we or a guarantor becomes a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the Exchange Notes and in the exercise of enforcement of remedies under the Exchange Notes or the applicable guarantee. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, voidance of preferential transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on collectability of unmatured interest or attorneys’ fees and forced restructuring of the Exchange Notes.

Under certain circumstances, a court could cancel the Exchange Notes and the guarantees under fraudulent conveyance laws.

The issuance of the Exchange Notes and the guarantees may be subject to further review under federal or state fraudulent transfer and conveyance laws. If either we or a guarantor become a debtor in a case under the U.S. Bankruptcy Code or encounter other financial difficulty, a court might void (that is, cancel) such debtor’s obligations under the Exchange Notes or such guarantee, as applicable. The court might do so if it found that, when the Exchange Notes or such guarantee were issued, (i) we or such guarantor, as applicable, received less than reasonably equivalent value or fair consideration and (ii) we or such guarantor (1) were rendered insolvent, (2) were left with inadequate capital to conduct our business or (3) believed or reasonably should have believed that we or such guarantor, as applicable, would incur debts beyond our ability to pay. The court could also void the Exchange Notes or such guarantee, without regard to factors (i) and (ii), if it found that we or such guarantor issued the Exchange Notes or such guarantee, as applicable, with actual intent to hinder, delay or defraud our creditors.

If a court were to find that the issuance of the Exchange Notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the Exchange Notes or such guarantee and require the return of any payment or the return of any realized value with respect to the Exchange Notes or such guarantee. In addition, under the circumstances described above, a court could subordinate rather than void obligations under the Exchange Notes or such guarantee.

In addition, under Dutch law, and in each case subject to certain further conditions, the guarantees to be provided by Mylan II B.V. may be voided if (i) such guarantee was provided without an obligation to do so (onverplicht), (ii) one or more other creditors are prejudiced in their means of recovery as a consequence of the guarantee, and (iii) at the time of the granting of the guarantee, both Mylan II B.V. and the benefiting party knew or should have known that one or more creditors (existing or future) would be prejudiced in their means of recovery, unless the act was entered into for no consideration (om niet) in which case such knowledge of the counterparty is not necessary for a successful challenge on the grounds of fraudulent conveyance. In addition, in case of a bankruptcy of Mylan II B.V., the bankruptcy trustee may avoid the performance of due and payable obligations (including, without limitation, the obligation to issue the guarantee) if (i) the benefiting party knew that an application for Mylan II B.V.’s bankruptcy was filed at the moment of guaranteeing the Exchange Notes or (ii) Mylan II B.V. engaged with the benefiting party in guaranteeing the Exchange Notes acting in concert in order to prejudice other creditors.

The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied in any proceeding to determine whether a fraudulent transfer has occurred. In general, a court would consider an entity insolvent either if the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets; the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or it could not pay its debts as they become due. For this analysis, “debts” includes contingent and unliquidated debts.

If a court voided our or a guarantor’s obligations under the Exchange Notes or the guarantees, as applicable, you would cease to be our or such guarantor’s creditor and would likely have no source from which to recover amounts due under the Exchange Notes or such guarantee, as applicable.

We are a holding company and will depend on the business of our subsidiaries to satisfy our obligations under the Exchange Notes.

We are a holding company, with our only material assets consisting of our ownership interests in our subsidiaries. Our subsidiaries will conduct substantially all of the operations necessary to fund our payment obligations on the Exchange Notes and our other indebtedness. Our ability to make payments on the Exchange Notes and our other indebtedness will depend on our subsidiaries’ cash flow and their payment of funds to us. Our subsidiaries’ ability to make payments to us will depend on:

•	their earnings;

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covenants contained in our debt agreements and the debt agreements of our subsidiaries (including the indenture governing the Exchange Notes, the indentures governing the other notes we issue from time to time, the indentures governing the Mylan Notes and outstanding notes issued by Upjohn Finance B.V. and the agreements governing the 2021 Revolving Facility, the YEN Term Loan Facility, the Accounts Receivable Securitization Facility and the Note Securitization Facility);

•	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

•	business and tax considerations; and

•	applicable law, including state laws regulating the payment of dividends and distributions.

We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions or other payments to us or that any distributions and/or payments will be adequate to pay principal and interest, and any other payments, on the Exchange Notes and our other indebtedness when due.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market values of the Exchange Notes.

The credit ratings assigned to the Exchange Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading values of, the Exchange Notes. A rating is not a recommendation to purchase, hold or sell our debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization may lower our rating or decide not to rate our securities in its sole discretion. The rating of our debt securities is based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on our debt securities and the ultimate payment of principal of our debt securities on the final maturity date. Additionally, credit rating agencies evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. Any ratings downgrade could decrease the value of the Exchange Notes and your investment therein, increase our cost of borrowing or require certain actions to be performed to rectify such a situation. The reduction, suspension or withdrawal of the ratings of our debt securities will not, in and of itself, constitute an event of default under the indenture governing the Exchange Notes.

We may issue additional notes.

Under the terms of the indenture governing the Exchange Notes, we may from time to time without notice to, or the consent of, the holders of the Exchange Notes, create and issue additional notes of an existing series, which notes will be equal in rank to the Exchange Notes of that series in all material respects so that the new notes may be consolidated and form a single series with such Exchange Notes and have the same terms as to status, redemption or otherwise as such Exchange Notes; provided that any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding notes of a series must be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

Certain of our borrowings bear or will bear interest at floating rates that could rise significantly, increasing our expenses and reducing cash flow.

A significant part of our indebtedness, including any borrowings under the 2021 Revolving Facility, the YEN Term Loan Facility, the Accounts Receivable Securitization Facility and the Note Securitization Facility, bear interest at floating rates, such as LIBOR or EURIBOR, adjusted periodically, plus a spread. As of June 30, 2021, we had $2,800.5 million of floating rate indebtedness. A one percentage point increase in the average interest rate of this indebtedness would increase combined interest expense by approximately $28 million per year.

An increase in interest rates would increase our interest expense associated with our floating rate indebtedness, reducing cash flow available for capital expenditures and hindering our and the guarantors’ ability to make payments on the Exchange Notes and the guarantees, and could have a material adverse effect on the value of the Exchange Notes and your investment therein.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the Exchange Notes.

Upon the occurrence of a “Change of Control Repurchase Event” (as defined under “Description of the Exchange Notes”), we will be required to offer to repurchase each series of the Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase. Certain of the guarantors have substantially the same obligations under the indentures governing the Mylan Notes and the Euro Notes, respectively, and we expect to have the same obligations with respect to other notes we issue from time to time. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Exchange Notes, particularly if the Change of Control Repurchase Event triggers a similar repurchase requirement for the Mylan Notes, the Euro Notes or our other then existing indebtedness. Our failure to repay holders tendering Exchange Notes upon a Change of Control Repurchase Event would result in an event of default under the indenture governing the Exchange Notes.

In addition, the agreements governing Viatris’ 2021 Revolving Facility, YEN Term Loan Facility, the Accounts Receivable Securitization Facility and the Note Securitization Facility provide for an event of default upon a Change in Control (as defined in each respective agreement), which obligates the applicable borrower to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. If the lenders accelerate the indebtedness outstanding under any such agreement, a default under any such agreement may result in a default under the indenture governing the Exchange Notes, the indentures governing the Mylan Notes, the indenture governing the Euro Notes and the agreements governing the other indebtedness we incur from time to time.

If a Change of Control Repurchase Event were to occur, we cannot assure you that we would have sufficient funds to repay any securities that we would be required to offer to purchase or that become immediately due and payable as a result, or to satisfy our obligations under our other indebtedness. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Description of Exchange Notes—Purchase of Notes upon a Change of Control Repurchase Event.” Our failure to repurchase any Exchange Notes submitted in a change of control offer could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default under such indebtedness.

Holders of the Exchange Notes may not be able to determine when a Change of Control Repurchase Event giving rise to their right to have the Exchange Notes repurchased has occurred following a sale of “substantially all” of our assets.

A Change of Control Repurchase Event will require us to make an offer to repurchase all outstanding Exchange Notes. A Change of Control Repurchase Event comprises a Change of Control and a Below Investment Grade Rating Event (each, as defined under “Description of the Exchange Notes”). The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Exchange Notes to require us to repurchase its Exchange Notes as a result of a sale, lease or transfer of less than all our assets to another individual, group or entity may be uncertain.

The market prices of the Exchange Notes may be volatile, which could affect the value of your investment.

It is impossible to predict whether the prices of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. General market conditions, including investors’ expectations of changes in interest rates, will also have an impact. We cannot predict the future level of market interest rates.

There may not be any trading market for your Exchange Notes; many factors affect the trading and market value of your Exchange Notes.

The Exchange Notes are a new issue of securities and, upon issuance, your Exchange Notes will not have an established trading market. We do not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your Exchange Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the Exchange Notes, or whether you will be able to sell the Exchange Notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your Exchange Notes, or the prices at which you may be able to sell the Exchange Notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:

•	the interest rate on the Exchange Notes;

•	the time remaining on the maturity date of the Exchange Notes;

•	the outstanding amount of the Exchange Notes;

•	the redemption features of the Exchange Notes;

•	the level, direction and volatility of market interest rates generally;

•	market perceptions of the level, direction and volatility of interest rates generally; and

•	the trading value of comparable securities.

There may be a limited number of buyers when you decide to sell your Exchange Notes. This may affect the price you receive for your Exchange Notes or your ability to sell your Exchange Notes at all. You should not purchase the Exchange Notes unless you understand and know you can bear all the investment risks involving your Exchange Notes.

Dutch insolvency laws to which Mylan II B.V. is or may be subject may not be as favorable to you as United States or other insolvency laws.

Mylan II B.V. is incorporated under the laws of the Netherlands and consequently any insolvency proceedings in relation to Mylan II B.V. may be commenced in the Netherlands and be based on Dutch insolvency laws, subject to applicable EU insolvency regulations. Dutch insolvency proceedings differ significantly from, or conflict with, insolvency proceedings in the United States and may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar.

See “Certain Insolvency Law Considerations” for a discussion of Dutch insolvency laws and certain other limitations on the enforceability of Mylan II B.V.’s obligations under the guarantees.

The guarantees of the Exchange Notes will be released under certain circumstances.

The guarantees of the guarantors may be released under certain circumstances without the consent of the holders of an applicable series of Exchange Notes, including upon a sale or disposition of such guarantor in a transaction that complies with the indenture or, upon such guarantor no longer being an issuer or guarantor in respect of certain other indebtedness in excess of $500.0 million, and may also be released with respect to any series of Exchange Notes upon the receipt of the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes of such series.

Mylan II B.V. is a company incorporated under Dutch law, and it may be difficult for holders of the Exchange Notes to obtain or enforce judgments against Mylan II B.V.

Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Certain of Mylan II B.V.’s directors and authorized officers may reside outside the United States, and certain of its or such persons’ assets are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon Mylan II B.V. or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce against Mylan II B.V. judgments obtained in courts other than Netherlands courts.

There is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt as to whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the

Netherlands against Mylan II B.V., the dispute will have to be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

In addition, a Dutch court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

Enforcing your rights as an investor in the Exchange Notes or under the guarantees across multiple jurisdictions may be difficult.

The Exchange Notes will be issued by Viatris and will be guaranteed upon issuance by Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc. Each of Viatris and Utah Acquisition Sub Inc. is incorporated under the laws of Delaware, Mylan II B.V. is organized under the laws of the Netherlands and Mylan Inc. is incorporated under the laws of Pennsylvania. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of other future guarantors. Your rights under the Exchange Notes and the guarantees will be subject to the laws of multiple jurisdictions and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the Netherlands may be materially different from or in conflict with those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply and choice of law disputes which could adversely affect your ability to enforce your rights and to collect payment in full under the Exchange Notes and the guarantees.

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the exchange offer, will have a less liquid trading market.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because Viatris issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Viatris does not plan to register the Restricted Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the exchange offer, see the discussion below under the caption “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Because Viatris anticipates that most holders of Restricted Notes will elect to exchange their Restricted Notes, Viatris expects that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offer will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the exchange offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the exchange offer.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•

certificates for Restricted Notes or a book-entry confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC, New York, New York as depository, including an agent’s message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.

Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Procedures for Tendering Restricted Notes” and “The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes.”

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF VIATRIS

AND THE UPJOHN BUSINESS

On November 16, 2020, Viatris, Mylan and Pfizer announced that they had consummated the previously announced combination of Mylan with the Upjohn Business through a Reverse Morris Trust transaction. In accordance with the terms and conditions of a Business Combination Agreement, dated as of July 29, 2019, as amended (the “BCA”), among Viatris, Mylan, Pfizer and certain of their affiliates, and a Separation and Distribution Agreement, dated as of July 29, 2019, as amended (the “SDA”) between Viatris and Pfizer, (1) Pfizer contributed the Upjohn Business to Viatris (the “Contribution”), so that the Upjohn Business was separated from the remainder of Pfizer’s businesses (the “Separation”), (2) following the Separation, Pfizer distributed, on a pro rata basis (based on the number of shares of Pfizer common stock held by holders of Pfizer common stock as of the record date of November 13, 2020 (the “Record Date”)), all of the shares of Viatris common stock held by Pfizer to Pfizer stockholders as of the Record Date (the “Distribution” and the time at which the Distribution occurred, the “Distribution Time”), and (3) immediately following the Distribution, Viatris and Mylan engaged in a strategic business combination transaction (the “Combination”). In addition, pursuant to the SDA and immediately prior to the Distribution, Viatris made a cash payment to Pfizer equal to $12 billion (the “Cash Distribution”) as partial consideration for the Contribution. As a result of the Combination, Viatris holds the combined Upjohn Business and Mylan business. Upon completion of the Distribution and the Combination, holders of Pfizer’s common stock as of the Record Date owned approximately 57% of the outstanding shares of Viatris common stock, and former Mylan shareholders owned approximately 43% of the outstanding shares of Viatris common stock, in each case on a fully diluted, as-converted and as-exercised basis. In connection with the Combination, on November 16, 2020, Mylan merged with and into Mylan II B.V., a company incorporated under the laws of the Netherlands and an indirect wholly owned subsidiary of Viatris, pursuant to and in accordance with the BCA. As a result of such merger, Mylan ceased to exist as a separate legal entity.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical audited consolidated statement of operations of Viatris for the year ended December 31, 2020 and the historical unaudited condensed combined statement of income for the Upjohn Business for the period from January 1, 2020 through November 15, 2020, giving effect to the Combination as if it had been consummated on January 1, 2020. A pro forma condensed combined balance sheet is not required as the acquisition has already been reflected in the historical balance sheet as of December 31, 2020, included in Viatris’ Annual Report on Form 10-K, filed with the SEC on March 1, 2021, as amended on April 30, 2021.

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Mylan considered the accounting acquirer of the Upjohn Business. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to indicate the results that would have actually been attained had the Combination been completed on the assumed date or for the periods presented, or which may be realized in the future. The unaudited pro forma condensed combined financial information does not reflect potential expenses, cost savings, operating synergies, or revenue enhancements or the costs necessary to achieve cost savings, operating synergies, and revenue enhancements. Furthermore, Viatris expects to incur additional reorganization and restructuring expenses as well as potential cost savings, operating synergies, or revenue enhancements as a result of the Combination. The unaudited pro forma condensed combined financial information presented herein reflects only the pro forma transaction accounting adjustments that reflect the accounting for the transaction in accordance with U.S. GAAP.

The BCA provides that Viatris will pay Pfizer for certain losses arising out of certain third-party actions following the closing date. See Note 3: “Purchase Price” below for more information on the litigation matters for which Viatris has agreed to pay Pfizer for a certain amount of losses. At December 31, 2020, Viatris has not estimated or accrued any amounts related to such contingency. Any such amount will be considered additional purchase price in the form of contingent consideration. At this time, Viatris does not have sufficient information available to make a preliminary estimate of the fair value of any contingent consideration.

The Upjohn Business’ historical combined financial statements have been derived from the consolidated financial statements and accounting records of Pfizer and include allocations for direct costs and indirect costs attributable to the operations of the Upjohn Business. These historical combined financial statements do not purport to reflect what the results of operations, comprehensive income, financial position, equity or cash flows would have been had the Upjohn Business operated as an independent standalone company during the periods presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following materials:

•	The accompanying notes to the unaudited pro forma condensed combined financial information; and

•

Viatris’ historical audited consolidated financial statements and related notes contained in Viatris’ Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2020, which were filed with the SEC on March 1, 2021.

Viatris—Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2020

	Historical
(In millions, except for per share data)	Viatris For the year ended December 31, 2020	Upjohn Business After Reclassifications (Note 5) For the period from January 1, 2020 through November 15, 2020	Pro Forma Adjustments	Note Reference	Pro Forma As Adjusted
Revenues:
Net sales	$11,820	$6,481	$(143)	6d	$18,158
Other revenues	126	1	—		127

Total revenues	11,946	6,482	(143)		18,285
Cost of sales	8,149	1,711	925	6a	11,954
			1,177	6f
			(45)	6d
			37	6e

Gross profit	3,797	4,771	(2,237)		6,331
Operating expenses:
Research and development	555	225	—		780
Selling, general, and administrative	3,345	1,443			4,788
Litigation settlements and other contingencies, net	108	66	—		174

Total operating expenses	4,008	1,734	—		5,742

(Loss) earnings from operations	(211)	3,037	(2,237)		589
Interest expense	498	286	(96)	4	688
Other expense (income), net	13	126	—		139

(Loss) earnings before income tax and noncontrolling interest	(721)	2,625	(2,141)		(237)
Income tax (benefit) provision	(51)	301	(246)	6b	3

Net (loss) earnings	(670)	2,325	(1,895)		(240)
Loss attributable to noncontrolling interests	—	(1)	—		(1)

Net (loss) earnings attributable to ordinary shareholders	$(670)	$2,326	$(1,895)		$(239)

(Loss) earnings per share applicable to ordinary shareholders:
Basic	$(1.11)	$—	$(2.75)		$(0.19)

Diluted	$(1.11)	$—	$(2.75)		$(0.19)

Weighted average shares outstanding:
Basic	601.2	—	689.9	6c	1,291.1

Diluted	601.2	—	689.9	6c	1,291.1

Amounts may not add due to rounding

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.    General

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Mylan considered to be the accounting acquirer of the Upjohn Business. The historical financial information has been adjusted to give effect to pro forma transaction accounting adjustments that reflect the accounting for the transaction in accordance with U.S. GAAP.

Assumptions and estimates underlying the pro forma adjustments are described in Notes 3 through 6.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and does not purport to indicate the results that would have actually been attained had the Combination been completed on the assumed date or for the periods presented, or which may be realized in the future.

2.    Basis of Presentation

The unaudited pro forma condensed combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Viatris’ Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, that were previously filed with the SEC.

The Combination has been accounted for using Viatris’ historical information and accounting policies and combining the assets and liabilities of the Upjohn Business at their respective estimated fair values. The assets and liabilities of the Upjohn Business have been measured at fair value based on various estimates using assumptions that Mylan’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results. The total purchase price has been measured using the closing market price of Mylan ordinary shares as of November 13, 2020 (which was the final trading day of Mylan shares prior to the closing of the Combination).

The Upjohn Business’ historical combined financial statements have been derived from the consolidated financial statements and accounting records of Pfizer and include allocations for direct costs and indirect costs attributable to the operations of the Upjohn Business. These historical combined financial statements do not purport to reflect what the results of operations, comprehensive income, financial position, equity or cash flows would have been had the Upjohn Business operated as an independent standalone company during the periods presented.

Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees are not included as a component of consideration transferred but are expensed as incurred. Transaction costs incurred by Viatris totaled $603 million for the year ended December 31, 2020. These costs are included in the results of operations.

The unaudited pro forma condensed combined financial information does not reflect potential cost savings, operating synergies, or revenue enhancements that Viatris may achieve as a result of the Combination or the costs to combine the operations of Mylan and the Upjohn Business or the costs necessary to achieve these cost savings, operating synergies, and revenue enhancements.

3.    Purchase Price

The purchase price of $10.3 billion, net of cash received of $0.4 billion, consists of the issuance of approximately 689.9 million Viatris shares of common stock at a fair value of approximately $10.7 billion based on the closing price of Mylan’s ordinary shares on November 13, 2020, as reported by the NASDAQ.

The BCA provides that Viatris will pay Pfizer following the closing date an amount equal to 57% of any losses actually incurred or suffered by Mylan, Viatris or their respective subsidiaries, after the date of the BCA, arising out of third-party actions relating to the manufacture, distribution, marketing, promotion or sale of opioids by or on behalf of Mylan or its subsidiaries.

At December 31, 2020, management has not estimated or accrued any amounts related to such contingency. Any such amount will be considered additional purchase price in the form of contingent consideration.

4. Financing Adjustments

On June 16, 2020, Viatris entered into a delayed draw term loan credit agreement (the “Upjohn Term Loan Credit Agreement”), by and among Viatris, Mizuho Bank, Ltd. and MUFG Bank, Ltd., as administrative agent. The Upjohn Term Loan Credit Agreement provided for an 18-month $600.0 million principal amount delayed draw senior unsecured term loan facility (the “Upjohn Term Loan Credit Facility”). The $600.0 million was borrowed in connection with the closing of the Separation, Distribution and Combination in November 2020 to complete the transactions. In July 2021, Viatris entered into (i) a ¥40 billion term loan credit agreement (the “YEN Term Loan”) and (ii) a $4.0 billion revolving credit agreement (the “2021 Revolving Facility”) with various syndicates of banks. Proceeds from the YEN Term Loan and a portion of the proceeds from the 2021 Revolving Facility were used to repay the Upjohn Term Loan Credit Facility in full and the Upjohn Term Loan Credit Facility was terminated.

On June 22, 2020, Viatris completed a private offering of $7.45 billion aggregate principal amount of Viatris’ senior, U.S. dollar-denominated notes (the “Upjohn U.S. Dollar Notes”) and on June 23, 2020, Upjohn Finance B.V. (“Finco”), a wholly-owned financing subsidiary of Viatris, completed a private offering of €3.60 billion aggregate principal amount of Finco’s senior, euro-denominated notes (the “Upjohn Euro Notes” and, together with the Upjohn U.S. Dollar Notes, the “Upjohn Notes”), which are guaranteed on a senior unsecured basis by Viatris. Viatris utilized the net proceeds from the offerings of the Upjohn Notes, together with the net proceeds from the Upjohn Term Loan Credit Facility, to fund in full the Cash Distribution and related transaction fees and expenses.

Adjustments to pro forma interest expense

Pro forma adjustment to interest expense of $96 million for the period from January 1, 2020 through November 15, 2020 represents the elimination of the historical interest expense incurred by the Upjohn Business of $286 million, partially offset by (i) interest expense of $200 million for the Upjohn U.S. Dollar Notes and Upjohn Term Loan Credit Facility using a weighted average interest rate of 2.84%, reduced by $29 million of premium amortization, and (ii) interest expense of $49 million for the Upjohn Euro Notes using a weighted average interest rate of 1.37%, reduced by $30 million of premium amortization.

5. Pro Forma Reclassification Adjustments

Certain reclassifications have been recorded to the Upjohn Business’ historical combined financial information to conform to Viatris’ presentation, as follows:

	For the period from January 1, 2020 through November 15, 2020
(in millions)	Upjohn Business Before Reclassification	Reclassification Amount	After Reclassification	Note Ref
Other revenues	$—	$1	$1	5a
Cost of sales	1,526	127	1,711	5b
		58		5c
Selling, informational and administrative expenses	1,483	(1,483)	—	5d
Selling, general and administrative	—	1,483	1,443	5d
		18		5e
		(58)		5c
Amortization of intangible assets	127	(127)	—	5b
Restructuring charges	18	(18)	—	5e
Litigation settlements and other contingencies, net	—	66	66	5f
Other (income)/deductions - net	477	(477)	—	5g
Other expense (income), net	—	477	126	5g
		(66)		5f
		1		5a
		(286)		5h
Interest expense	—	286	286	5h

a.	Viatris has reclassified royalty-related income from other (income)/deductions, net to other revenues in accordance with Viatris’ grouping of accounts.

b.

Viatris has reclassified amortization of intangible assets expense to cost of sales in accordance with Viatris’ grouping of accounts. The amount reclassified was $127 million for the period from January 1, 2020 through November 15, 2020.

c.

Viatris has reclassified shipping and handling costs from selling, general and administrative expenses to cost of sales in accordance with Viatris’ grouping of accounts. The amount reclassified was $58 million for the period from January 1, 2020 through November 15, 2020.

d.	Selling, informational and administrative expenses were reclassified to selling, general and administrative.

e.

Viatris has reclassified restructuring charges to selling, general and administrative expenses in accordance with Viatris’ grouping of accounts. The amount reclassified was $18 million for the period from January 1, 2020 through November 15, 2020.

f.

Viatris has reclassified expenses for certain legal matters included in other (income)/deductions, net to litigation settlements and other contingencies, net in accordance with Viatris’ grouping of accounts. The amount reclassified was $66 million for the period from January 1, 2020 through November 15, 2020.

g.	Other (income)/deductions—net was reclassified to other expense (income), net.

h.

Viatris has reclassified interest expense and net interest expense-allocated included in other (income)/deductions, net to interest expense in accordance with Viatris’ grouping of accounts. The amount reclassified was $286 million for the period from January 1, 2020 through November 15, 2020.

6. Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments

Adjustments included in the accompanying unaudited pro forma condensed combined statement of operations are represented by the following:

a.

Represents an increase in amortization expense associated with fair value adjustments to the carrying value of intangible assets for the period from January 1, 2020 through November 15, 2020. The increase in amortization expense is recorded as follows:

			Amortization
($ in millions)	Useful Life	Fair Value	Period from January 1, 2020 through November 15, 2020
Product Rights	15 years	$18,040	$1,052
Less: Historical Amortization Expense of the Upjohn Business			127

Pro Forma Adjustment			$925

The estimated weighted-average useful life of the product rights acquired is 15 years. A five percent (5%) increase or decrease in the fair value of the product rights would increase or decrease amortization by approximately $53 million for the period from January 1, 2020 through November 15, 2020.

b.

Reflects the income tax effect of pro forma adjustments using an estimated weighted average statutory tax rate of 11.5% based upon the jurisdictions in which the adjustments are expected to occur. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors.

c.

Adjustment to increase shares of Viatris common stock outstanding after the closing of the Combination. As detailed below, Pfizer stockholders received approximately 689.9 million shares of Viatris common stock as consideration for the Upjohn Business representing 57% of fully diluted outstanding shares and with former Mylan shareholders holding 43% of fully diluted outstanding shares.

Mylan ordinary shares issued at November 16, 2020	541,545,055
Less: treasury shares	(24,598,074)

Mylan ordinary shares outstanding at November 16, 2020	516,946,981

Total impact of Mylan equity awards under the BCA	5,659,227
Fully dilutive Mylan shares exchanged in the Combination	522,606,208
Exchange Ratio	1.000

Total Viatris shares issued to Mylan shareholders	522,606,208
Mylan shareholders’ ownership percentage of Viatris	43%
Total Viatris shares outstanding at the Combination date	1,215,363,274
Total Pfizer Viatris shares	692,757,066
Pfizer stockholders’ ownership percentage of Viatris	57%
Less: Awards reserved for employee share based compensation	(2,883,019)
Viatris shares issued to Pfizer stockholders	689,874,047

d.

Represents the net sales and gross profit impact for the divestment of a number of products from Mylan and the Upjohn Business as required by certain regulatory authorities. An adjustment totaling $143 million and $45 million was recorded to net sales and cost of sales, respectively, to eliminate the impact of these products for the period from January 1, 2020 through November 15, 2020.

e.

Represents an adjustment to increase depreciation expense associated with fair value adjustments to the carrying value of property, plant and equipment for the period from January 1, 2020 through November 15, 2020. The estimated fair value is being depreciated over the estimated useful lives of the assets, generally on a straight-line basis. The weighted average useful lives of all fixed assets have been estimated to be 12 years. An adjustment totaling $37 million was recorded to cost of sales to account for the additional depreciation of the assets for the period from January 1, 2020 through November 15, 2020.

f.

Represents an adjustment to increase inventory step-up amortization expense associated with fair value adjustments to the carrying value of inventory. An adjustment totaling $1.18 billion was recorded to cost of sales to account for the remaining amortization of the inventory step-up for the year ended December 31, 2020.

7. Comparative Per Share Information

The following table sets forth selected historical share information of Viatris and unaudited pro forma share information of Viatris after giving effect to the Combination. Per share information for the Upjohn Business is not presented because the Upjohn Business did not have outstanding capital stock since its historical combined financial statements have been prepared on a carve-out basis.

	Year Ended December 31, 2020
(In millions, except for per share data)	Historical	Pro Forma
(Loss) earnings per share applicable to ordinary shareholders:
Basic	$(1.11)	$(0.19)

Diluted	$(1.11)	$(0.19)

Weighted average shares outstanding:
Basic	601.2	1,291.1

Diluted	601.2	1,291.1

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Restricted Notes. We will not receive any proceeds from the issuance of Exchange Notes in connection with the exchange offer. In consideration for issuing the Exchange Notes, we will receive the Restricted Notes from you in like principal amount. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and accounting and legal fees.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we issued the Restricted Notes on June 22, 2020, we entered into a registration rights agreement with the representatives of the initial purchasers of the Restricted Notes. Under the terms of the registration rights agreement, we agreed to use commercially reasonable efforts to:

•	file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Restricted Notes for the Exchange Notes; and

•	consummate the exchange offer not later than 365 days after the consummation of the Combination.

If we do not complete the exchange offer on or prior to November 16, 2021 or if we fail to meet certain other conditions described under “Description of the Exchange Notes—Registration Rights—Additional Interest,” the interest rate borne by the Restricted Notes will increase at a rate of 0.25% per annum every 90 days following the occurrence of such a registration default (but shall not exceed 0.50% per annum in total) until the condition which gave rise to the additional interest is cured.

Under some circumstances set forth in the registration rights agreement, holders of the Restricted Notes, including holders who are not permitted to participate in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the Restricted Notes by these holders.

We are making the exchange offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the exchange offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute such Exchange Notes following completion of the exchange offer, and, to the best of our information and belief, we are not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the exchange offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The summary herein of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange the Restricted Notes which are properly tendered on or prior to the expiration date and not validly withdrawn as permitted below. As used herein, the term “expiration date” means 5:00 p.m., New York City time, on                 , 2021. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term “expiration date” means the latest time and date to which the exchange offer is extended.

As of the date of this prospectus, $7.45 billion aggregate principal amount of the Restricted Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof to all holders of the Restricted Notes known to us.

We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the exchange offer.

The Restricted Notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the exchange offer specified under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Restricted Notes

The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Restricted Notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent’s message in lieu of such letter of transmittal, to The Bank of New York Mellon, as exchange agent, at the address set forth below under “—Exchange Agent” on or prior to the expiration date. In addition, either:

•	certificates for such Restricted Notes must be received by the exchange agent along with the letter of transmittal; or

•

a timely confirmation of a book-entry transfer (a “book-entry confirmation”) of such Restricted Notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the exchange agent, prior to the expiration date, with the letter of transmittal or an agent’s message in lieu of such letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal.

The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Restricted Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

•	by a holder of the Restricted Notes who has not completed the box entitled “SPECIAL ISSUANCE INSTRUCTIONS” or “SPECIAL DELIVERY INSTRUCTIONS” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “eligible institution”). If Restricted Notes are registered in the name of a person other than the signer of the letter of transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an eligible institution.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Restricted Notes.

If the letter of transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the exchange agent’s account.

If you wish to tender your Restricted Notes in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

We or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the absolute right to reject any and all tenders not properly tendered or to not accept any tender which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any individual tender before the expiration date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the exchange offer). Our or the exchange agent’s interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) as to any particular tender either before or after the expiration date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the exchange agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

By tendering the Restricted Notes, you represent to us that: (i) you are not our “affiliate,” as defined in Rule 405 under the Securities Act, (ii) you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer, (iii) you are acquiring the Exchange Notes in your ordinary course of business and (iv) if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

If any holder or other person is an “affiliate” of ours, as defined in Rule 405 under the Securities Act, or is participating, or intends to participate, or has an arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the SEC staff’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

By delivering a letter of transmittal or an agent’s message, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the exchange offer.

Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any adverse claims or proxies. Each holder and beneficial owner, by tendering its Restricted Notes, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly upon the expiration date, all the Restricted Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted properly tendered the Restricted Notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

The holder of each Restricted Note accepted for exchange will receive an Exchange Note in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

In all cases, issuance of the Exchange Notes for the Restricted Notes that are accepted for exchange will be made only after timely receipt by the exchange agent of an agent’s message and a timely confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account at DTC.

If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if the Restricted Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder’s behalf with DTC promptly upon the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Withdrawal Rights

For a withdrawal of a tender of the Restricted Notes to be effective, the exchange agent must either:

•

receive a valid withdrawal request through the DTC’s Automated Tender Offer Program system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Notes in order that such Restricted Notes may be withdrawn; or

•

deliver a written notice of withdrawal to the exchange agent at one of the addresses set forth under “—Exchange Agent” that specifies (i) the name of the person having tendered the Restricted Notes to be withdrawn; (ii) the Restricted Notes to be withdrawn (including the aggregate principal amount of such Restricted Notes); and (iii) where certificates for the Restricted Notes have been transmitted, the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

Properly withdrawn Restricted Notes may be re-tendered by following the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if any of the following events occur prior to the expiration date:

(a) the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC; or

(b) there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

(2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the Exchange Notes pursuant to the exchange offer;

or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in “—Procedures for Tendering Restricted Notes,” or would otherwise make it inadvisable to proceed with the exchange offer; or

(c) we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer; or

(d) there has occurred:

(1) any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

(2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

(3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

(4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or

(e) any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the exchange offer, such acceptance for exchange or such exchange.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Exchange Agent

We have appointed The Bank of New York Mellon as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or other documents should be directed to the exchange agent addressed as follows:

BNY Mellon, Exchange Agent

By Registered or Certified Mail, Overnight Delivery:

c/o BNY Mellon

Corporate Trust Operations – Reorganization Unit

2001 Bryan Street, 10th Floor

Dallas, Texas 75201

Attn: Tiffany Castor

For Information Call:

315-414-3034

For Facsimile Transmission (for Eligible Institutions only):

(732) 667-9408

Confirm by E-mail:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursement to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. Fees paid to third parties will be expensed and any fees paid to creditors will be treated as debt issuance costs.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the exchange offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the exchange offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of such taxes or exemption therefrom with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

If you do not exchange your Restricted Notes for the Exchange Notes in the exchange offer, your Restricted Notes will continue to be subject to the provisions of the indenture governing the Restricted Notes regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours; and

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

If you are an “affiliate,” as defined in Rule 405 under the Securities Act, of ours, or are participating, or intend to participate, or have any arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you will not be entitled to participate in the exchange offer; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the exchange offer represents that:

•	it is acquiring the Exchange Notes in its ordinary course of business;

•	it is not our “affiliate,” as defined in Rule 405 under the Securities Act;

•

it is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in a “distribution,” as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer; and

•

if it is a broker-dealer, it will receive the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired by it as a result of its market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes it receives and it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed, for a period of 90 days following the expiration of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer.

Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it contains additional information that may be of importance to you. A copy of the indenture is available upon request to Viatris at the address indicated under the section entitled “Incorporation by Reference.” The indenture contains provisions that define your rights under the applicable series of Exchange Notes. In addition, the indenture governs the obligations of each of the Guarantors (as defined below) under the Exchange Notes.

General

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” Capitalized terms used in this description but not defined below under the caption “—Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company” refers only to Viatris Inc., a Delaware corporation, and not any of its Subsidiaries.

On June 22, 2020, the Company completed a private offering of $1,000,000,000 in aggregate principal amount of 1.125% Senior Notes due 2022 (the “2022 Restricted Notes”), $750,000,000 in aggregate principal amount of 1.650% Senior Notes due 2025 (the “2025 Restricted Notes”), $750,000,000 in aggregate principal amount of 2.300% Senior Notes due 2027 (the “2027 Restricted Notes”), $1,450,000,000 in aggregate principal amount of 2.700% Senior Notes due 2030 (the “2030 Restricted Notes”), $1,500,000,000 in aggregate principal amount of 3.850% Senior Notes due 2040 (the “2040 Restricted Notes”) and $2,000,000,000 in aggregate principal amount of 4.000% Senior Notes due 2050 (the “2050 Restricted Notes” and, together with the 2022 Restricted Notes, the 2025 Restricted Notes, the 2027 Restricted Notes, the 2030 Restricted Notes and the 2040 Restricted Notes, the “Restricted Notes”). As part of that offering, the Company entered into a registration rights agreement with the representatives of the initial purchasers of those Restricted Notes, pursuant to which the Company agreed, among other things, to complete an offer to exchange such Restricted Notes for new notes registered under the Securities Act, with terms substantially identical to the terms of the Restricted Notes. The new notes will be the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes, which we collectively refer to as the “Exchange Notes” or the “notes.” Each of the 2022 Exchange Notes, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes are hereinafter sometimes referred to as a “series” of notes.

The Exchange Notes will be issued under the indenture, dated as of June 22, 2020, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented from time to time, including by the first supplemental indenture, dated as of November 16, 2020, among the Company, Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and the Trustee (the “indenture”).

The 2022 Restricted Notes were initially issued in an aggregate principal amount of $1,000,000,000. The 2025 Restricted Notes were initially issued in an aggregate principal amount of $750,000,000. The 2027 Restricted Notes were initially issued in an aggregate principal amount of $750,000,000. The 2030 Restricted Notes were initially issued in an aggregate principal amount of $1,450,000,000. The 2040 Restricted Notes were initially issued in an aggregate principal amount of $1,500,000,000. The 2050 Restricted Notes were initially issued in an aggregate principal amount of $2,000,000,000.

The 2022 Exchange Notes will initially be issued in an aggregate principal amount of up to $1,000,000,000. The 2025 Exchange Notes will initially be issued in an aggregate principal amount of up to $750,000,000. The 2027 Exchange Notes will initially be issued in an aggregate principal amount of up to $750,000,000. The 2030 Exchange Notes will initially be issued in an aggregate principal amount of up to $1,450,000,000. The 2040 Exchange Notes will initially be issued in an aggregate principal amount of up to $1,500,000,000. The 2050 Exchange Notes will initially be issued in an aggregate principal amount of $2,000,000,000.

For each series of notes, the Company may issue additional notes of that series in an unlimited aggregate principal amount at any time and from time to time under the same indenture. These additional notes of any series will have substantially the same terms as the notes of such series offered hereby in all respects so that the additional notes of such series may be consolidated and form a single series with the other outstanding notes of such series and will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any additional notes that have the same CUSIP, ISIN or other identifying number as the outstanding notes of a series must be fungible with the outstanding notes of that series for U.S. federal income tax purposes.

The Company will issue the Exchange Notes only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration of transfer and exchange at the offices of the registrar, which initially will be the Trustee’s corporate trust office, which office, as of the date of this prospectus, is located at 500 Ross Street, 6th Floor—Suite 685, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration. The Company may change any paying agent or registrar without notice to holders of the Exchange Notes, and the Company may act as paying agent or registrar.

The Exchange Notes will not be subject to a sinking fund provision.

Any Restricted Notes of a series that remain outstanding after the completion of the exchange offer, together with the corresponding Exchange Notes of such series issued in connection with the exchange offer, will be treated as a single class of securities under the indenture.

Exchange Notes Versus Restricted Notes

The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the Exchange Notes are registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes. The Exchange Notes of a given series will evidence the same debt as the Restricted Notes of such series and will be issued under the same indenture and be entitled to the same benefits under the indenture as the Restricted Notes being exchanged. In addition, the Exchange Notes bear different CUSIP numbers than the corresponding series of Restricted Notes.

Principal, Maturity and Interest

The 2022 Exchange Notes will mature on June 22, 2022. The 2025 Exchange Notes will mature on June 22, 2025. The 2027 Exchange Notes will mature on June 22, 2027. The 2030 Exchange Notes will mature on June 22, 2030. The 2040 Exchange Notes will mature on June 22, 2040. The 2050 Exchange Notes will mature on June 22, 2050.

The 2022 Exchange Notes will bear interest at a rate of 1.125% per annum. The 2025 Exchange Notes will bear interest at a rate of 1.650% per annum. The 2027 Exchange Notes will bear interest at a rate of 2.300% per annum. The 2030 Exchange Notes will bear interest at a rate of 2.700% per annum. The 2040 Exchange Notes will bear interest at a rate of 3.850% per annum. The 2050 Exchange Notes will bear interest at a rate of 4.000% per annum.

Interest on the Exchange Notes of each series will be payable semi-annually in arrears on June 22 and December 22, commencing on December 22, 2021, and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Exchange Notes of each series will accrue from the most recent date to which interest on the corresponding series of Restricted Notes has been paid. The Company will pay interest to those persons who were holders of record of the applicable series of Exchange Notes on the June 7 and December 7, as the case may be, immediately preceding each interest payment date.

The Restricted Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Restricted Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the exchange offer.

If any interest payment date for the notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest will accrue because of such delayed payment. Additional interest may accrue on the notes in certain circumstances pursuant to the registration rights agreement.

Methods of Receiving Payments on the Notes

Payments on the notes will be made by wire transfer of immediately available funds to the accounts specified by the holders of the notes issued in definitive form, in the case of a holder holding an aggregate principal amount of notes of any series of $1,000,000 or more, or, if no such account is specified or in the case of a holder holding an aggregate principal amount of notes of any series of less than $1,000,000, by check mailed to the holders at their respective addresses set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.

Ranking

The notes of each series will be senior unsecured Indebtedness of the Company and will:

•	rank pari passu in right of payment with all of the Company’s existing and future senior unsecured Indebtedness that is not expressly subordinated to the notes;

•	rank senior in right of payment to all of the Company’s existing and future Indebtedness that is expressly subordinated to the notes;

•	be effectively subordinated to all of the Company’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities, including trade payables, of the existing and future Subsidiaries of the Company that are not Guarantors.

The Guarantees will be senior unsecured Indebtedness of each Guarantor and will:

•

rank pari passu in right of payment with all of such Guarantor’s existing and future senior unsecured Indebtedness that is not expressly subordinated to such Guarantor’s Guarantee of the Company’s Indenture Obligations;

•	rank senior in right of payment to all existing and future Indebtedness of such Guarantor that is expressly subordinated to such Guarantor’s Guarantee of the Company’s Indenture Obligations;

•	be effectively subordinated to such Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such Indebtedness; and

•

be structurally subordinated to all of the existing and future liabilities, including trade payables, of the existing and future Subsidiaries of such Guarantor (other than the Company) that are not Guarantors.

As of June 30, 2021, (i) the amount of senior unsecured indebtedness of the Company and the Guarantors of the notes upon issuance, was approximately $23.8 billion and (ii) the total liabilities of our subsidiaries that will not be Guarantors of the notes upon issuance, including trade payables, was approximately $18.1 billion.

Notes Guarantees

Upon issuance, the notes will be guaranteed by each of Utah Acquisition Sub Inc., Mylan II B.V. and Mylan Inc., fully and unconditionally and on a senior unsecured basis.

Additional Guarantees

So long as any Upjohn Finance B.V. Indebtedness remains outstanding, if Upjohn Finance B.V. acquires and holds any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any Indebtedness issued by Upjohn Finance B.V., within 10 Business Days of such event, the Company shall cause Upjohn Finance B.V. to enter into a supplemental indenture pursuant to which Upjohn Finance B.V. shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior unsecured basis, provided that in no event shall Upjohn Finance B.V. be required to provide a Guarantee of the Company’s Indenture Obligations if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

In addition, if any Subsidiary of the Company that is not a Guarantor of the notes (other than Upjohn Finance B.V. or a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event, the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior unsecured basis, provided that in no event shall a Subsidiary of the Company be required to provide a Guarantee of the Company’s Indenture Obligations if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

Release of Guarantees

Notwithstanding the foregoing, the Guarantee by any Guarantor will be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the notes or any other person:

•	upon a sale or disposition of such Guarantor in a transaction that complies with the indenture such that such Guarantor ceases to be a Subsidiary of the Company;

•

with respect to any series of notes, if the Company exercises its Legal Defeasance option or its Covenant Defeasance option with respect to such series of notes as described below under the caption “—Defeasance” or if the Company’s obligations under the indenture are discharged with respect to such series of notes in accordance with the terms of the indenture;

•

(a) in the case of any Guarantee by Upjohn Finance B.V., upon Upjohn Finance B.V. no longer holding any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any Indebtedness issued by Upjohn Finance B.V. and (b) in the case of any Guarantee by any Guarantor other than Upjohn Finance B.V., upon such Guarantor no longer being an issuer or guarantor in respect of (i) Mylan Notes that have an aggregate principal amount in excess of $500.0 million or (ii) any Triggering Indebtedness, in each case, other than in respect of Indebtedness or guarantees, as applicable, that are being concurrently released; or

•

with respect to any series of notes, upon receipt of the consent of the holders of a majority of the aggregate principal amount of the outstanding notes of such series in accordance with the provisions described below under the caption “—Modification and Waiver.”

Optional Redemption

Optional Redemption for the 2022 Exchange Notes

At any time and from time to time, the Company may redeem some or all of the 2022 Exchange Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the 2022 Exchange Notes being redeemed, and

•

the sum of the present values, as calculated by the Company, of the remaining scheduled payments of principal and interest on the 2022 Exchange Notes being redeemed, not including accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. If the redemption date, however, is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest thereon, if any, will be paid to the person in whose name the note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose notes are subject to redemption by the Company.

Optional Redemption for the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes

At any time and from time to time prior to the Applicable Par Call Date for the notes of the applicable series, the Company may redeem some or all of the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes or the 2050 Exchange Notes, upon not less than 10 nor more than 60 days’ prior written notice, at a price equal to the greater of:

•	100% of the aggregate principal amount of the notes of such series being redeemed, and

•

the sum of the present values, as calculated by the Company, of the remaining scheduled payments of principal and interest on the notes of such series being redeemed that would be due if the notes of such series matured on the Applicable Par Call Date, not including accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus,

•	in the case of any 2025 Exchange Notes being redeemed, 25 basis points,

•	in the case of any 2027 Exchange Notes being redeemed, 30 basis points,

•	in the case of any 2030 Exchange Notes being redeemed, 30 basis points,

•	in the case of any 2040 Exchange Notes being redeemed, 40 basis points, and

•	in the case of any 2050 Exchange Notes being redeemed, 40 basis points,

plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. If the redemption date, however, is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest thereon, if any, will be paid to the person in whose name the note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose notes are subject to redemption by the Company.

On or after the Applicable Par Call Date for the notes of the applicable series, the 2025 Exchange Notes, the 2027 Exchange Notes, the 2030 Exchange Notes, the 2040 Exchange Notes and the 2050 Exchange Notes will be redeemable in whole at any time or in part, from time to time, at the Company’s option, upon not less than 10 nor more than 60 days’ prior written notice sent to the registered holders of the notes of such series, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. If the redemption date, however, is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest thereon, if any, will be paid to the person in whose name the note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose notes are subject to redemption by the Company.

The term “Applicable Par Call Date” means,

•	with respect to the 2025 Exchange Notes, the date that is one month prior to the maturity date for the 2025 Exchange Notes,

•	with respect to the 2027 Exchange Notes, the date that is two months prior to the maturity date for the 2027 Exchange Notes,

•	with respect to the 2030 Exchange Notes, the date that is three months prior to the maturity date for the 2030 Exchange Notes,

•	with respect to the 2040 Exchange Notes, the date that is six months prior to the maturity date for the 2040 Exchange Notes, and

•	with respect to the 2050 Exchange Notes, the date that is six months prior to the maturity date for the 2050 Exchange Notes.

The term “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes being redeemed (assuming that such notes matured on the Par Call Date applicable thereto) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes (assuming that such notes matured on the Par Call Date applicable thereto).

The term “Comparable Treasury Price” means, with respect to any redemption date:

•

the average of the Reference Treasury Dealer Quotations provided to the Independent Investment Banker from four Reference Treasury Dealers selected by the Company for the redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations for the redemption date so obtained.

The term “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

The term “Reference Treasury Dealer” means (A) each of Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Mizuho Securities USA LLC (or their affiliates and their respective successors) to the extent such entity is a primary United States government securities dealer as of the Issue Date, provided that if any of these Reference Treasury Dealers resigns or shall cease to be a primary United States government securities dealer, then we will substitute another primary United States government securities dealer and (B) any other primary United States government securities dealer selected by the Company.

The term “Reference Treasury Dealer Quotations” means, with respect to a Reference Treasury Dealer and any redemption date, the average, as determined by such Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at approximately 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

The term “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes of a series called for redemption on the applicable redemption date.

Selection and Notice of Redemption

If the Company elects to redeem less than all of the notes of any series at any time, in the case of notes issued in definitive form, the Trustee will select notes of such series by lot on a pro rata basis (or, in the case of notes issued in global form as described below under the caption “Book-Entry, Delivery and Form,” the notes will be selected in accordance with the applicable procedures of the relevant depositary) unless an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements.

The Company will redeem notes of $2,000 or less in whole and not in part. The Company will cause notices of redemption to be sent to the Trustee at least 10 but not more than 60 days before the redemption date, and the Trustee will then promptly forward such notice by first-class mail (or otherwise delivered in accordance with the procedures of the depositary) to each holder of notes to be redeemed at its registered address. The Company may provide in the notice that payment of the redemption price and performance of the Company’s obligations with respect to the redemption or purchase may be performed by another person. Any notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

If any series of notes is to be redeemed in part only, the notice of redemption that relates to that series of notes will state the portion of the principal amount thereof that is to be redeemed. The Company will issue a new note of the applicable series in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes of a series or portions thereof called for redemption on the applicable redemption date.

Purchase of Notes upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to a series of notes, each holder of notes of such series will have the right to require that the Company purchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes of such series pursuant to a Change of Control offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer to purchase all of the notes of such series at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such series of notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Purchase Date”). If the Change of Control Purchase Date, however, is on or after a regular record date and on or before the related interest payment date, the accrued and unpaid interest thereon, if any, will be paid to the person in whose name the note is registered at the close of business on such regular record date, and no additional interest will be payable to holders whose notes are subject to purchase by the Company.

Within 30 days after any Change of Control Repurchase Event with respect to a series of notes or, at the Company’s option, prior to such Change of Control but after it is publicly announced (provided that a definitive agreement is in place for such Change of Control), the Company must cause written notice of the Change of

Control Repurchase Event to be distributed to the Trustee, and the Trustee will then promptly forward such notice to each holder of notes of such series, by first-class mail, postage prepaid, at its address appearing in the security register or otherwise in accordance with the procedures of the depositary. The notice must state, among other things:

•	that a Change of Control Repurchase Event has occurred or may occur with respect to such series of notes and the date of such event;

•

the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 10 days nor later than 60 days from the date the notice is sent, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the purchase date may not occur prior to the Change of Control;

•	that any note of such series not tendered will continue to accrue interest;

•

that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes of such series must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

Certain of the Guarantors have substantially the same obligations under the indentures governing the Mylan Notes and the Euro Notes (as defined in “Summary—Our Structure”), respectively, and we expect to have substantially the same obligations with respect to other notes we may issue from time to time. If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The Company’s failure to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “—Events of Default.”

In addition, the agreements governing the Newco Revolving Credit Agreement, the YEN Term Loan Facility, the Accounts Receivable Securitization Facility and the Note Securitization Facility (each, as defined in “Summary—Our Structure”) provide for an event of default upon a Change in Control (as defined in each respective agreement), which obligates the applicable borrower to repay amounts outstanding under such indebtedness upon an acceleration of the indebtedness issued thereunder. If the lenders accelerate the indebtedness outstanding under any such agreement, a default under any such agreement may result in a default under the indenture governing the notes, the indenture governing the Euro Notes, the indentures governing the Mylan Notes and the agreements governing the other indebtedness we incur from time to time. As a result, the Company may not be able to repurchase the notes and the applicable borrower or guarantor may not be able to satisfy its obligations under our other indebtedness following a Change of Control Repurchase Event under the indenture. See “Risk Factors—Risks Related to the Exchange Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the Exchange Notes.”

The Company may exercise its optional right to redeem all or a portion of any series of notes, as described above under “—Optional Redemption,” even if a Change of Control Offer is made. The Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event or to repurchase the notes of any series pursuant to this covenant if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company has exercised the right to redeem all of the notes of such series as described above under the caption “—Optional Redemption.”

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the Company’s assets. The phrase “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York state law (which is the governing law of the indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the indenture and the Company elected to contest such election, it is not clear how a court interpreting New York state law would interpret such phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control Repurchase Event may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control Repurchase Event.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Certain Covenants

The indenture contains covenants including, among others, those summarized below.

Restrictions on Sale Leaseback Transactions. Neither the Company nor any Domestic Subsidiary of the Company will enter into any Sale Leaseback Transaction with respect to any property unless:

(1) the Company or such Domestic Subsidiary would be entitled to create a Lien on such property securing Attributable Debt without equally and ratably securing the notes pursuant to the covenant described below under the caption “—Limitation on Liens”; and

(2) the gross proceeds received by the Company or any such Domestic Subsidiary in connection with such Sale Leaseback Transaction are at least equal to the Fair Market Value of such property.

Notwithstanding the foregoing, the Company or any Domestic Subsidiary of the Company may enter into a Sale Leaseback Transaction if (x) during the twelve months following the effective date of the Sale Leaseback Transaction, the Company or any such Domestic Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer and the Fair Market Value of the property that the Company or such Domestic Subsidiary leases in the transaction to (i) the voluntary retirement of the notes or other Indebtedness of the Company or any Domestic Subsidiary of the Company, provided that such Indebtedness ranks pari passu or senior to the notes, or (ii) the acquisition, purchase, construction, development, extension or improvement of any property or assets of the Company or any Domestic Subsidiary of the Company used or to be used by or for the benefit of the Company or any Domestic Subsidiary of the Company in the ordinary course of business, or (y) the Company or such Domestic Subsidiary equally and ratably secures the notes as described below under the caption “—Limitation on Liens.”

Limitation on Liens. The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary of the Company), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company or a Domestic Subsidiary of the Company, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) such Indebtedness so secured for so long as such Indebtedness is so secured.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Additional Guarantees. So long as any Upjohn Finance B.V. Indebtedness remains outstanding, if Upjohn Finance B.V. acquires and holds any material assets, other than (i) any intercompany notes or receivables or (ii) any proceeds from any Indebtedness issued by Upjohn Finance B.V., within 10 Business Days of such event, the Company shall cause Upjohn Finance B.V. to enter into a supplemental indenture pursuant to which Upjohn Finance B.V. shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior unsecured basis, provided that in no event shall Upjohn Finance B.V. be required to provide a Guarantee of the Company’s Indenture Obligations if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

If any Subsidiary of the Company that is not a Guarantor of the Company’s Indenture Obligations (other than Upjohn Finance B.V. or a Receivables Entity) becomes a guarantor or an obligor in respect of any Triggering Indebtedness, within 10 Business Days of such event the Company shall cause such Subsidiary to enter into a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Company’s Indenture Obligations, fully and unconditionally and on a senior basis, provided that in no event shall a Subsidiary of the Company be required to provide a Guarantee of the Company’s Indenture Obligations if the Company reasonably determines that such Guarantee is prohibited by, or would be unduly burdensome under, applicable laws or would result in adverse tax consequences to the Company or any of its Subsidiaries.

Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Related to the Exchange Offer and the Exchange Notes—Under certain circumstances, a court could cancel the Exchange Notes and guarantees under fraudulent conveyance laws.”

Notwithstanding the foregoing, any Guarantee by any Guarantor will be automatically and unconditionally terminated and released, without any action on the part of the Trustee, any holder of the notes or any other person, under the circumstances described under the caption “—Notes Guarantees—Release of Guarantees.”

Consolidation, Merger and Sale of Assets

The Company will not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into another entity, or sell or lease all or substantially all its assets to another entity, unless:

(1) either the Company shall be the continuing entity or the successor, transferee or lessee entity, if other than the Company (the “Successor Company”), shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all the obligations of the Company under the notes and the indenture;

(2) immediately after such transaction, no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale or lease and such supplemental indenture comply with the indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets or one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the Company as the predecessor company, except in the case of a lease, shall be released from all obligations under the indenture and the notes.

Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (a) the Company will not be required to provide the Trustee with any such information, documents and reports that are filed with the Commission and (b) the Company will not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that if the Commission does not permit such filings, the Company will be required to provide to holders of notes any such information, documents or reports that are not so filed.

Notwithstanding anything herein to the contrary, in the event that the Company fails to comply with its obligation to file or provide such information, documents and reports as required hereunder, the Company will be deemed to have cured such Default for purposes of clause (4) under “—Events of Default” upon the filing or provision of all such information, documents and reports required hereunder prior to the expiration of 120 days after written notice to the Company of such failure from the Trustee or the holders of at least 25% of the principal amount of the applicable series of notes.

For so long as any of the notes of a series remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, the Company agrees that, in order to render such Restricted Notes eligible for resale pursuant to Rule 144A, it will make available, upon request, to any holder of Restricted Notes or prospective purchasers of Restricted Notes, the information specified in Rule 144A(d)(4), unless the Company furnishes such information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

Notwithstanding anything herein to the contrary, the information, documents and reports required pursuant to the indenture may, at the option of the Company, instead be those of any direct or indirect parent entity of the Company so long as such parent entity fully and unconditionally guarantees, by execution of the indenture or a supplemental indenture, the obligations of the Company in respect of the notes and such parent entity and the Company comply with the requirements of Rule 3-10 and Rule 13-01 of Regulation S-X promulgated by the Commission (or any successor provisions).

Events of Default

With respect to the notes of any series, an “Event of Default” is defined in the indenture as:

(1) a failure to pay interest on the notes of such series that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on the notes of such series when due upon maturity, redemption, acceleration or otherwise;

(3) a failure to comply with the covenant described above under the caption “—Consolidation, Merger and Sale of Assets”;

(4) a failure to comply with (x) any of the Company’s other agreements contained in the indenture and applicable to the notes of such series (other than (i) a failure that is subject to the foregoing clause (1), (2) or (3) or (ii) a failure to comply with the covenant described under the caption “—Reports”) for a period of 60 days after receipt by the Company of written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes) or (y) the requirements set forth in the covenant described under the caption “—Reports” for a period of 120 days after receipt by the Company of a written notice of such failure from the Trustee (or receipt by the Company and the Trustee of written notice of such failure from the holders of at least 25% of the principal amount of the applicable series of notes);

(5) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Subsidiary has outstanding Indebtedness in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity and such default has not been cured or the Indebtedness repaid in full within 20 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded or such Indebtedness repaid in full within 20 days of the acceleration;

(6) one or more judgments or orders that exceed $250.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days after such judgment or judgments become final and nonappealable;

(7) any Guarantee by a Significant Subsidiary of the Company’s Indenture Obligations under such series of notes shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by any Significant Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee by such Significant Subsidiary of the Company’s Indenture Obligations under such series of notes, and any such Default continues for 10 days; and

(8) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Significant Subsidiaries.

The indenture provides that if there is a continuing Event of Default (other than an Event of Default under clause (8) above with respect to the Company) with respect to any series of notes, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, a notice of Default or notice of continuing Event of Default (including any declaration of acceleration) with respect to the notes of any series may not be given with respect to any action taken, and reported publicly or to holders of the notes of such series, more than two years prior to such notice. In addition, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the notes of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if the Company has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.” If an Event of Default specified in clause (8) above with respect to the Company occurs, all outstanding notes shall become due and payable without any further action or notice.

The indenture provides that, subject to the duties of the Trustee to act with the required standard of care if it has received written notice of a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of any series, unless such holders have offered to the Trustee security and/or indemnity to its satisfaction. Subject to such provisions for security and/or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.

No holder of any note of a series will have any right to institute any proceeding with respect to the indenture or for any remedy unless:

•

the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of such series have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series a direction that is inconsistent with such request.

However, the holder of any note will have an absolute and unconditional right to receive payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note and to institute suit for the enforcement of any such payment. Notwithstanding the foregoing, each holder of a note, and each owner of a beneficial interest in a note, shall be deemed to acknowledge and agree that the release of any Guarantee in accordance with the terms of the indenture shall not impair the right of such holder or owner to receive any payment of the principal of or premium, if any, or interest, if any, on such note, and each such holder and each such owner, by acquiring any interest in a note, thereby consents to any such release and waives any and all claims against the Trustee, the Company and any Guarantor in connection with such release.

The Company is required to furnish to the Trustee annually a statement as to the absence of certain defaults under the indenture. The indenture provides that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.

Modification and Waiver

The Company, the Guarantors and the Trustee may modify or amend the indenture without the consent of any holder of a note of any series, to:

•	cure any ambiguity, defect, mistake or inconsistency in the indenture;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•

comply with the provisions described above under the caption “—Consolidation, Merger and Sale of Assets” or “—Notes Guarantees,” including to provide for or evidence the release of any Guarantor in accordance with the terms thereof;

•	evidence and provide for the acceptance of appointment by a successor Trustee;

•	if required by the requirements of the Commission, comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;

•

make any change that would provide any additional rights or benefits to the holders of the notes of such series or that does not adversely affect in any material respect the legal rights under the indenture of the holders of the notes of such series;

•	add covenants for the benefit of the holders or to surrender any right or power conferred upon the Company or any current or future Guarantor;

•	secure any series of notes;

•	provide for the issuance of additional notes of any series in accordance with the limitations set forth in the indenture;

•	conform the text of the indenture or the notes to any provision of this “Description of the Exchange Notes”; and

•	allow any future Guarantor to execute a supplemental indenture and/or Guarantee with respect to the notes of any series.

The Company, the Guarantors and the Trustee may modify or amend the indenture as it applies to a series of the notes with the consent of the holders of a majority of the aggregate principal amount of the outstanding notes of such series affected by the modification or amendment. However, no such modification or amendment may, without the consent of each holder of notes of a series affected thereby:

•	extend the due date of the principal of, or any installment of principal of or interest on, the notes of such series;

•	reduce the principal amount of, or any premium or interest rate on, the notes of such series;

•	change the place or currency of payment of principal of, or any premium or interest on, the notes of such series;

•	reduce the amount payable upon the redemption of any note of such series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the notes of such series after the due date thereof; or

•

reduce the percentage in principal amount of the notes of such series then outstanding, the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The holders of a majority of the principal amount of outstanding notes of a series may waive future compliance with certain restrictive covenants of the indenture applicable to such series of notes. The holders of at least a majority in principal amount of outstanding notes of any series may waive any past default under the indenture with respect to such series, except a failure by the Company to pay the principal of, or any premium or interest on, any notes of such series or a provision that cannot be modified or amended without the consent of the holders of all outstanding notes of such series.

In determining whether the holders of the required principal amount of a series of notes have concurred in any direction, notice, waiver or consent, notes owned by the Company, any Subsidiary of the Company, or by any Affiliate of the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in conclusively relying on any such direction, notice, waiver or consent, only notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

No Personal Liability of Directors, Officers, Employees and Shareholders

No present, past or future director, member, partner, officer, employee or equityholder of the Company, any Guarantor or any of their respective Subsidiaries will have any liability for any of the Company’s or any Guarantor’s obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation (other than the Guarantors in respect of their respective Guarantees and the Company in respect of the notes). Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding notes of any series (“Legal Defeasance”). Legal

Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes of such series and the related Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes of such series and the related Guarantees, except as to:

(1) the rights of holders of notes of such series issued under the indenture to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due solely out of the trust created pursuant to the indenture;

(2) the Company’s obligations with respect to the notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trust, duties, indemnities, and immunities of the Trustee, and the Company’s obligation in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, including the covenants described under the captions “—Purchase of Exchange Notes upon a Change of Control Repurchase Event,” “—Certain Covenants—Restrictions on Sale Leaseback Transactions,” “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Additional Guarantees” and “—Reports” with respect to the outstanding notes of any series, (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of such series. In the event Covenant Defeasance occurs, all Events of Default (other than those relating to non-payment, bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes of any series:

(1) the Company must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the notes of such series when due;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which opinion must be based either on a change in the applicable U.S. federal income tax laws or regulations occurring after the date hereof, or the Company having received a ruling from, or published by, the Internal Revenue Service to that effect;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default or Event of Default (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing provisions of this section, the conditions set forth in the foregoing subsections (2), (3), (4) and (5) need not be satisfied so long as, at the time the Company makes the deposit described in subsection (1), (i) no Default under clauses (1), (2) and (8) under “—Events of Default” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been sent providing for redemption of all the notes of such series not more than 60 days after such sending and the requirements for such redemption shall have been complied with or (y) the Stated Maturity of the notes of such series will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its Covenant Defeasance option.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes of the applicable series when due, then the Company’s obligations and the obligations of the Guarantors under the indenture will be revived with respect to such series and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to any series of notes (except as to rights of registration of transfer or exchange of notes and rights to receive principal of and premium, if any, and interest on such notes) as to all outstanding notes of such series issued thereunder when:

(1) either:

(A) all the notes of such series that have been authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(B) all notes of such series not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or are to be called for redemption, within one year or (iii) have been called for redemption pursuant to the terms of the indenture and, in any case, the Company or any Guarantor has deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of such notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the notes of such series not theretofore delivered to the Trustee for cancellation,

(2) the Company or any Guarantor has paid all sums payable by it under the indenture, and

(3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes of such series at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Registration Rights

The Company is making the exchange offer to satisfy its obligations under the registration rights agreement that the Company entered into with the representatives of the initial purchasers of the Restricted Notes on June 22, 2020. The following description of certain material provisions of the registration rights agreement is a summary only. Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Pursuant to the registration rights agreement, the Company agreed, for the benefit of the holders of the applicable series of Restricted Notes, to use commercially reasonable efforts to file a registration statement (the “Exchange Offer Registration Statement”) with respect to an offer to exchange each series of Restricted Notes for new notes with the same aggregate principal amount and terms identical in all material respects to the applicable series of Restricted Notes (except for the provisions relating to the transfer restrictions and payment of additional interest); to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act; and to consummate the exchange offer not later than 365 days after the consummation of the Combination (the “Exchange Date”). Such registration statement may also pertain to one or more other exchange offers unrelated to this notes offering.

In the event that the Company and the Guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC or upon receipt of a written request (a “Shelf Request”) from any initial purchaser of the Restricted Notes representing that it holds Restricted Notes that are or were ineligible to be exchanged in the exchange offer, the Company will, subject to certain conditions, at its own cost, use commercially reasonable efforts to:

(1) file a shelf registration statement covering resales of the Restricted Notes;

(2) cause such shelf registration statement to be declared effective under the Securities Act; and

(3) keep the shelf registration statement continuously effective until the earliest of the date (i) when a registration statement with respect to such Restricted Notes has become effective under the Securities Act and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding, (iii) except in the case of Restricted Notes that are held by an initial purchaser and that are ineligible to be exchanged in the exchange offer, when the exchange offer is consummated, (iv) when such Restricted Notes are freely tradeable, without restriction, under federal or state securities laws, (v) that is one year after the closing of the Combination and related transactions and (vi) when holders of the Restricted Notes, other than holders that are “affiliates” (as defined in Rule 144) of the Company, are able to sell such Restricted Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 under the Securities Act (such date, the “Registration Rights Expiration Date”).

Additional Interest

As to any series of Restricted Notes, if

(1)	the exchange offer, with respect to such series of notes, is not completed on or prior to the Exchange Date,

(2)

the shelf registration statement, with respect to such series of notes, if required because the Company and the guarantors determine that the exchange offer would violate any applicable law or applicable interpretations of the SEC, has not become effective on or prior to the Exchange Date,

(3)

if the Company receives a Shelf Request, the shelf registration statement required to be filed thereby has not become effective by the later of (a) the Exchange Date and (b) 90 days after delivery of such Shelf Request or,

(4)

the shelf registration statement, if required by the registration rights agreement, has become effective and thereafter ceases to be effective or the prospectus contained therein ceases to be usable, in each case whether or not permitted by the registration rights agreement, at any time prior to the Registration Rights Expiration Date, and such failure to remain effective or usable exists for more than 180 days (whether or not consecutive) in any 12-month period,

(each such event referred to in clauses (1) through (4), a “Registration Default”), then the interest rate on the Restricted Notes of such series will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 0.50% per annum (such interest referred to in clauses (i) and (ii) above, “Additional Interest”); provided that (A) in no event shall Additional Interest accrue after the Registration Rights Expiration Date, (B) if at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate will apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default, (C) if a holder does not provide the information required in connection with the shelf registration statement in a timely manner and therefore such holder’s notes are not included in any shelf registration, such holder will not be entitled to receive any Additional Interest with respect to its Restricted Notes, and (D) the interest rate increase is the sole remedy for any default under the registration rights agreement.

Accordingly, the Company and the guarantors will not be required to pay Additional Interest under the registration rights agreement once the notes become freely tradeable under Rule 144 under the Securities Act.

Governing Law

The indenture, the Exchange Notes and the Guarantees are governed by, and are construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the Trustee under the indenture.

If the Trustee becomes a creditor of the Company, the indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict within 90 days or resign.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an Event of Default of which a responsible officer of the Trustee at the corporate trust office of the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Enforcement of Court Decision

Mylan II B.V. is, and future Guarantors may be, organized under the laws of the Netherlands (any such Guarantor, a “Dutch Guarantor”), and there is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt as to whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the Netherlands against any Dutch Guarantor, the dispute will have to be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States, as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Attributable Debt” in respect of a Sale Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligations.”

“Attributable Receivables Indebtedness” at any time means the principal amount of Indebtedness which (i) if a Qualified Receivables Transaction is structured as a secured lending agreement, would constitute the principal amount of such Indebtedness or (ii) if a Qualified Receivables Transaction is structured as a purchase agreement, would be outstanding at such time under the Qualified Receivables Transaction if the same were structured as a secured lending agreement rather than a purchase agreement.

“Below Investment Grade Rating Event” means, with respect to the notes of a series, the rating on such series of notes is lowered in respect of a Change of Control and such series of notes is rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if, during such 60-day period, the rating of such series of notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Company shall request the Rating Agencies to make such confirmation in connection with any

Change of Control and shall promptly certify to the Trustee as to whether or not such confirmation has been received or denied.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 29, 2019, among Pfizer, the Company, Mylan N.V. and certain of their affiliates, as amended on May 29, 2020, and as further, amended, restated or modified from time to time.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment for a series of notes are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Capital Stock until and unless any such debt security is converted into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (other than a Wholly-Owned Subsidiary);

(2) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than a Wholly-Owned Subsidiary), or any Person consolidates with or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation, and

(B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction, or

(3) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets.”

“Change of Control Repurchase Event” means, with respect to a series of notes, the occurrence of a Change of Control together with a Below Investment Grade Rating Event with respect to such series of notes.

“Combination” means the combination of the Upjohn Business and Mylan N.V. pursuant to the Business Combination Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Company’s Indenture Obligations” means, with respect to a series of the notes, the Obligations with respect to the notes of such series of the Company and any other obligor under the indenture or under the notes of such series to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due, under or in connection with this Indenture and the Notes of such series, and the performance of all other Obligations with respect to the notes of such series, to the Trustee and to the Holders of the notes of such series under this Indenture and the notes of such series, in each case according to the respective terms thereof.

“Consolidated Net Tangible Assets” means, with respect to the Company, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of liabilities which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries.

“Currency Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy less any present or future taxes, duties, assessments or governmental charges of whatever nature payable as a result of or arising out of the disposition of such asset or property. Fair Market Value shall be determined in good faith by the Company.

“Foreign Subsidiary” means a Subsidiary that is not organized, incorporated or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia or is a Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time (except with respect to accounting for capital leases, as to which such principles in effect on

December 31, 2018 shall apply), including, without limitation, those set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification” or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business; or

(2) a contractual commitment by one Person to invest in another Person.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” means Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and any other Subsidiary of the Company that Guarantees the Company’s Indenture Obligations from time to time, in each case during such periods that such entity Guarantees the Company’s Indenture Obligations in accordance with the terms of the indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for. The term “Incurrence” when used as a noun has a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(5) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(6) all Attributable Receivables Indebtedness;

(7) all obligations of the type referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(8) all obligations of the type referred to in clauses (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of the Company of any business, the term “Indebtedness” will exclude indemnification, purchase price adjustment, earn-outs, holdbacks, milestones and contingency payment obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Interest Rate Agreement” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, (i) any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others), (ii) any payment for property or services for the account or use of others, (iii) any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person, or (iv) any other item to the extent required to be reflected as an investment on a consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investment Grade Rating” means (i) with respect to Moody’s, a rating equal to or higher than Baa3 (or the equivalent), and (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means June 22, 2020, the date on which the Restricted Notes were initially issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mylan Indentures” means the following:

(1)	Indenture dated as of December 21, 2012, among Mylan Inc., as issuer, the subsidiaries party thereto, and The Bank of New York Mellon, as trustee;

(2)

First supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(3)

Second supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of December 21, 2012;

(4)	Indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee;

(5)	First supplemental indenture dated as of November 29, 2013, by and between Mylan Inc., as issuer, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(6)

Second supplemental indenture dated as of February 27, 2015, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(7)

Third supplemental indenture dated as of March 12, 2015, among Mylan Inc., as issuer, Mylan N.V., as parent, and The Bank of New York Mellon, as trustee, to the indenture dated as of November 29, 2013;

(8)	Indenture dated as of December 9, 2015, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;

(9)	Indenture dated as of June 9, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and The Bank of New York Mellon, as trustee;

(10)	Indenture dated as of November 22, 2016, among Mylan N.V., as issuer, Mylan Inc., as guarantor, and Citibank, N.A., London Branch, as trustee;

(11)	Indenture dated as of April 9, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and The Bank of New York Mellon, as trustee; and

(12)	Indenture dated as of May 23, 2018, among Mylan Inc., as issuer, Mylan N.V., as guarantor, and Citibank, N.A., London Branch, as trustee.

“Mylan Notes” means any senior notes originally issued by Mylan N.V. and Mylan Inc., as applicable, under the Mylan Indentures.

“Newco Revolving Credit Agreement“ means the Amended and Restated Revolving Credit Agreement, dated as of July 1, 2021, among the Company, the guarantors from time to time party thereto, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent, in whole or in part, in one or more instances, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced (whether or not upon termination, and whether with the original lenders or otherwise), supplemented or otherwise modified from time to time (including, in each case, by means of one or more credit agreements, note purchase agreements or sales of debt securities to institutional investors whether with the original agents and lenders or otherwise and including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, a Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel, who is reasonably acceptable to the Trustee, delivered to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, performance bonds or obligations of a like nature or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Subsidiary of the Company to provide collateral to the depositary institution;

(3) Liens for taxes, assessments or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred after the Issue Date in respect of Purchase Money Indebtedness and refinancing Indebtedness in respect thereof;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly-owned subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are not entered into for speculative purposes, it being understood that any Hedging Obligations entered into in connection with the issuance of the Company’s or any of its Subsidiaries’ outstanding or future Indebtedness shall not be considered speculative;

(12) any Lien on accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction;

(13) (a) Liens in favor of the Company or any Guarantor and (b) Liens on the property of any Subsidiary of the Company in favor of any other Subsidiary of the Company;

(14) leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Company and its Subsidiaries and which do not secure any Indebtedness;

(15) Liens securing judgments, decrees, orders or awards for the payment of money not constituting an Event of Default in respect of which the Company or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired;

(16) with respect to the notes of any series, Liens created for the benefit of (or to secure) the notes of such series (or the Guarantees);

(17) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiary of the Company in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(21) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers;

(22) grants of software and other technology licenses in the ordinary course of business;

(23) Liens on equipment of the Company or any Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Subsidiary’s supplier at which such equipment is located;

(24) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Subsidiaries in the ordinary course of business;

(25) Liens incurred to secure cash management services or to implement cash pooling or sweep arrangements to permit satisfaction of overdraft or similar obligations in the ordinary course of business;

(26) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(27) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28) Liens on securities that are the subject of repurchase agreements;

(29) Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(30) Liens arising solely from precautionary Uniform Commercial Code financing statements or similar filings;

(31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Subsidiary of the Company;

(32) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9), (10), (11), (12) or (14); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property (plus improvements on such property) and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under the foregoing clauses (7), (8), (9), (10), (11), (12) or (14) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(33) Liens incurred in the ordinary course of business by any Subsidiary of the Company, so long as such Subsidiary is maintained as a special purpose self-insurance Subsidiary of the Company;

(34) Liens on equity interests of any Person formed for the purposes of engaging in activities in the renewable energy sector (including refined coal) that qualify for federal tax benefits allocable to the Company and its Subsidiaries in which the Company or any Subsidiary of the Company has made an investment and Liens on the rights of the Company and its Subsidiaries under any agreement relating to any such investment;

(35) any Lien arising under Article 24, 25 or 26 of the general terms and conditions (Algemene Bank Voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;

(36) any netting or set-off arrangement entered into by the Company or any Subsidiary of the Company in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances;

(37) any Lien, including any netting or set-off, arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) for Dutch tax purposes of which any Subsidiary of the Company is or has been a member;

(38) Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the Newco Revolving Credit Agreement;

(39) Liens on “earnest money” or similar deposits or other cash advances in connection with acquisitions or consisting of an agreement to dispose of any property in a disposition, including customary rights and restrictions contained in such agreements; and

(40) other Liens securing Indebtedness in an aggregate principal amount for the Company and its Subsidiaries not exceeding at the time such Lien is created or assumed the greater of $1,300 million or 15% of Consolidated Net Tangible Assets, at any one time outstanding.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Company may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Company may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pfizer” means Pfizer Inc., a Delaware corporation.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Purchase Money Indebtedness” means Indebtedness Incurred to finance the acquisition, development, construction or lease by the Company or a Subsidiary of the Company of Property, including additions and improvements thereto, where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed; provided, however, that such Indebtedness is Incurred within 270 days after the completion of the acquisition, development, construction or lease of such Property by the Company or such Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries), or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of the Company).

“Rating Agencies” means:

(1) S&P;

(2) Moody’s; or

(3) if S&P or Moody’s or both shall not make a rating of the notes publicly available, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Company that is designated pursuant to an Officer’s Certificate (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Company or any Subsidiary of the Company in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2) the entity is not an Affiliate of the Company or is an entity with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms that the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) is an entity to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation shall be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate giving effect to such designation and certifying that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale Leaseback Transaction” means the leasing by the Company or any Domestic Subsidiary of the Company of any property, whether owned on the Issue Date or acquired after the Issue Date (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Company and any Domestic Subsidiary of the Company or between Domestic Subsidiaries of the Company), which property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to any party with the intention of taking back a lease of such property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that, taken as a whole, are customary in an accounts receivable transaction.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Triggering Indebtedness” means Indebtedness of the Company owed to a Person, other than the Company or any Subsidiary of the Company, that has an aggregate principal amount or committed amount in excess of $500.0 million.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Upjohn Business” means Pfizer’s global, primarily off-patent branded and generic established medicines business.

“Upjohn Finance B.V. Indebtedness” means Indebtedness of Upjohn Finance B.V. owed to a Person, other than the Company or any Subsidiary of the Company, that has an aggregate principal amount or committed amount in excess of $500.0 million.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or an instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case, are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary of the Company of which the Company owns all of the Capital Stock, directly or indirectly, other than directors’ qualifying shares.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or such successor’s nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear Bank S.A., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such settlement systems.

Book-Entry Procedures for the Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we, the trustee nor the initial purchasers of the Restricted Notes are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers of the Restricted Notes, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical delivery of the Certificated Notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a Global Note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security.

Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated and registered form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, and subject to DTC’s procedures, notify the trustee under the indenture in writing that we elect to cause the issuance of Certificated Notes; or

•	certain other events provided in the indenture should occur.

PLAN OF DISTRIBUTION

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer, through its participation in the exchange offer, will be deemed to have confirmed to us that it has not entered into any agreement or understanding with us or any of our “affiliates,” as defined in Rule 405 under the Securities Act, to participate in a “distribution,” as defined in the Securities Act, of the Exchange Notes.

We have agreed that, starting on the expiration date and ending 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a “distribution,” as defined in the Securities Act, of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

We have agreed to pay all expenses incidental to the exchange offer other than underwriting discounts and commissions and transfer taxes, and will indemnify holders of the Exchange Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

Prohibition of Sales to European Economic Area Retail Investors

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA. may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of the Exchange Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Exchange Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of the Exchange Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of Exchange Notes. This prospectus is not a prospectus for the purpose of the UK Prospectus Regulation.

Additionally, in the United Kingdom, this prospectus and any other document or materials relating to the issue of the Exchange Notes offered hereby is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), or (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Hong Kong

The Exchange Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes that are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each initial purchaser has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Exchange Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Exchange Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded

Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The Exchange Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Consequences

The following is a discussion of the anticipated U.S. federal income tax consequences applicable to a holder of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

This discussion does not describe any tax consequences other than U.S. federal income tax consequences and does not address the income tax on certain “net investment income.” It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or non-U.S. currencies,

•	a regulated investment company, real estate investment trust, partnership or other passthrough entity (or investors in such entities),

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more, by vote or value, of Viatris,

•	a person who is a U.S. expatriate,

•	a person that owns notes that are a hedge or that are hedged against interest rates or non-U.S. currency risks,

•	a person that owns notes as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a U.S. holder whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

The exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges a Restricted Note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A holder who does not exchange its Restricted Note for an Exchange Note pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the exchange offer in light of your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Material Dutch Income Tax Consequences

The following is a discussion of certain material Dutch income tax consequences applicable to a holder of Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes. This discussion does not purport to describe all possible tax considerations or consequences that may be relevant to a holder of Restricted Notes and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules.

This discussion is included for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the exchange of the Restricted Notes for the Exchange Notes. Holders of Restricted Notes should consult their own tax advisors regarding the Dutch tax consequences relating to the exchange of the Restricted Notes for the Exchange Notes in light of their particular circumstances. In view of its general nature, this discussion should be treated with corresponding caution.

Please note that this section does not describe the Dutch tax consequences for:

(i)

a holder of Restricted Notes that is a resident or deemed to be resident of the Netherlands for Dutch tax purposes, and in the case of individuals, such holder’s partner or certain of its relatives by blood or marriage in the direct line (including foster children), has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Mylan II BV or Upjohn Finance BV under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner (as defined in the Dutch Income Tax Act 2001), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

pension funds, investment institutions (fiscale beleggingsinstellingen) and exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax; and

(iii)

a holder of Restricted Notes who is an individual for whom the Restricted Notes or the Exchange Notes or any benefit derived from the Restricted Notes or the Exchange Notes are a remuneration or deemed to be a remuneration for activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

This discussion is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

Please consult your own tax advisor regarding the Dutch and non-Dutch tax considerations of the acquisition, ownership, and disposition of the Exchange Notes.

Holders of the Restricted Notes who do not exchange their Restricted Notes for the Exchange Notes

Holders of the Restricted Notes who do not exchange their Restricted Notes for the Exchange Notes will not recognize any gain or loss for Dutch income tax purposes, upon consummation of the exchange offer.

Holders of the Restricted Notes who exchange their Restricted Notes for the Exchange Notes

The Dutch tax consequences of an exchange of the Restricted Notes for the Exchange Notes pursuant to the exchange offer are not entirely clear under Dutch tax law. The exchange of the Restricted Notes for the Exchange Notes may be considered a non-taxable exchange for Dutch income tax purposes. However, it cannot be excluded that the exchange of the Restricted Notes for the Exchange Notes pursuant to the exchange offer constitutes a taxable exchange for Dutch income tax purposes. The subsections below describe the Dutch income tax consequences for holders who exchange their Restricted Notes for the Exchange Notes should the exchange pursuant to the exchange offer be considered a taxable exchange for Dutch income tax purposes.

Dutch Resident Entities

Generally speaking, if the holder of Restricted Notes is an entity that is a resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (a “Dutch Resident Entity”), any gain or loss realized on the exchange of the Restricted Notes for the Exchange Notes is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €245,000 and 25% with respect to taxable profits in excess of that amount (rates and brackets for 2021).

Dutch Resident Individuals

If the holder of Restricted Notes is an individual resident or deemed to be resident of the Netherlands for Dutch income tax purposes (a “Dutch Resident Individual”), any gain or loss realized on the exchange of the Restricted Notes for the Exchange Notes is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2021), if:

(i)

the Restricted Notes are attributable to an enterprise from which the holder of the Restricted Notes derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of Restricted Notes is considered to perform activities with respect to the Restricted Notes that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the Restricted Notes that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the individual holder of Restricted Notes, such holder will be taxed annually on a deemed return (with a maximum of 5.69% in 2021) on the individual’s net investment assets (rendementsgrondslag) for the year, insofar the individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the individual’s net investment assets for the year is taxed at a rate of 31% (rate for 2021). Actual gains or losses realized on the exchange of the Restricted Notes for the Exchange Notes are as such not subject to Dutch income tax.

Non-residents of the Netherlands

A holder of Restricted Notes that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any gain or loss realized on the exchange of the Restricted Notes for the Exchange Notes, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Restricted Notes are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Restricted Notes that go beyond ordinary asset management and does not derive benefits from the Restricted Notes that are taxable as benefits from other activities in the Netherlands.

Please consult your own tax advisor concerning the exchange of the Restricted Notes for the Exchange Notes pursuant to the exchange offer in light of your particular circumstances under the tax laws of the Netherlands, published regulations thereunder and the laws of any other taxing jurisdiction.

LEGAL MATTERS

Certain legal matters in connection with this exchange offer, including the validity of the Exchange Notes and the validity of the guarantees by Utah Acquisition Sub Inc., will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain Pennsylvania legal matters, including the validity of the guarantees of Mylan Inc. with respect to Pennsylvania law, will be passed upon for us by Thomas D. Salus, Assistant Secretary of Viatris Inc. and Deputy Global General Counsel and Assistant Secretary of Mylan Inc. As of September 10, 2021, Mr. Salus owned a number of shares of Viatris’ common stock, as well as unvested restricted stock units and performance restricted stock units, which may be paid in shares of Viatris’ common stock at a later date, and had options to acquire a number of shares of Viatris’ common stock, the total of which represented less than 0.1% of the total outstanding common stock of Viatris. Certain Dutch legal matters, including the validity of the guarantees of Mylan II B.V. with respect to Dutch law, will be passed upon for us by NautaDutilh N.V., our Dutch counsel.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules incorporated by reference into this prospectus from Viatris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Viatris Inc.’s internal control over financial reporting as of December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Upjohn Business as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of the Upjohn Business for the periods ended September 27, 2020 and September 29, 2019, incorporated by reference herein, KPMG LLP, independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report for the quarter ended September 27, 2020, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a ‘report’ or a ‘part’ of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

ENFORCEABILITY OF CIVIL LIABILITIES

The Netherlands

Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. Certain of Mylan II B.V.’s directors may reside outside the United States, and certain of its or such persons’ assets may be located outside the United States. As a result, it may not be possible for investors to effect service of process, including judgments, upon Mylan II B.V. or such persons outside of the Netherlands or within the United States. It may also be difficult for investors to enforce judgments obtained in courts other than Dutch courts against Mylan II B.V.

There is currently no enforcement treaty between the Netherlands and the United States. Consequently, a judgment of any court in the United States would not be automatically recognized and enforceable in the Netherlands. Without limiting the generality of the previous statement, there is doubt as to whether Dutch courts will uphold judgments predicated upon the civil liability provisions in the U.S. federal securities laws or the securities laws of any state within the United States. In order to obtain a judgment that can be enforced in the Netherlands against Mylan II B.V., the dispute will have to be re-litigated before a competent Dutch court, which will have discretion to attach such weight to the judgment of any court in the United States as it deems appropriate. Based on case law, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of a court in the United States without re-examination or re-litigation of the substantive matters adjudicated upon if (i) the court involved accepted jurisdiction on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment was not contrary to the public policy (openbare orde) of the Netherlands and (iv) such judgment was not incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

In addition, a Dutch court might not accept jurisdiction and impose civil liability in an action commenced in the Netherlands and predicated solely upon United States federal securities laws. Furthermore, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in jurisdictions outside the United States.

CERTAIN INSOLVENCY LAW CONSIDERATIONS

The Netherlands

Mylan II B.V. is incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) in the Netherlands. Provided that the center of main interest of Mylan II B.V. would deemed to be located in the Netherlands, or outside of any member state of the EU (except Denmark), proceedings by or against Mylan II B.V. may be based on Dutch insolvency laws. Dutch insolvency laws may also be applicable to secondary or territorial proceedings under the EC Regulation 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings (recast) (the “Insolvency Regulation”). Under the Insolvency Regulation creditors are entitled to seek opening of secondary or territorial liquidation proceedings in each member state of the EU (except Denmark) where a company has an establishment, provided that if the center of main interest is deemed not to be in the Netherlands or another member state of the EU (except Denmark) the insolvency regulation may not be applicable. In other jurisdictions, provision is made for similar ancillary proceedings. Secondary or territorial proceedings under the Insolvency Regulation or similar ancillary proceedings will to a certain extent be based upon the insolvency laws of such foreign jurisdictions and will be limited to the assets of the debtor located in such foreign jurisdiction.

Dutch insolvency law differs significantly from insolvency proceedings in the United States and may make it more difficult for holders of the notes to recover the amount they would normally expect to recover in liquidation or bankruptcy proceedings in the United States. There are two primary insolvency regimes under Dutch law in respect of legal entities. The first, moratorium of payments (surseance van betaling), is intended to facilitate the reorganization of a debtor’s indebtedness and enable the debtor to continue as a going concern. The second, bankruptcy (faillissement), is primarily designed to liquidate and distribute the proceeds of the assets of a debtor to its creditors. In practice, bankruptcy proceedings may also be used to sell the business, or part of the business, as a going concern. Both insolvency regimes are set forth in the Dutch Bankruptcy Act (Faillissementswet). A general description of the principles of both insolvency regimes is set out below.

An application for a moratorium of payments can only be made by the debtor itself and on the ground that the debtor foresees to be unable to continue payments when they fall due. A moratorium could be used as a defense by the debtor against a bankruptcy application by a creditor. Once the request for a moratorium of payments is filed the court will immediately (dadelijk) grant a provisional moratorium and appoint at least one administrator (bewindvoerder) of the debtor’s estate. A court hearing of, among others, creditors is required to decide on the definitive moratorium. If a draft composition (ontwerp akkoord) is filed simultaneously with the application for moratorium of payments, the court can order that the composition will be processed before a decision about a definitive moratorium. If the composition is accepted by the creditors and subsequently irrevocably confirmed by the court (gehomologeerd), the provisional moratorium ends. The definitive moratorium will generally be granted unless (i) a qualified minority (more than one-quarter in amount of claims held by creditors represented at the creditors’ meeting or more than one-third in number of creditors represented at such creditors’ meeting) of the unsecured non-preferential creditors withholds its consent or (ii) there is a valid fear that the debtor will try to prejudice the creditors during a suspension of payments or if there is no prospect that the debtor will be able to satisfy its creditors in the (near) future. The moratorium of payments is only effective with regard to unsecured non-preferential creditors. Unlike Chapter 11 proceedings under United States bankruptcy law, during which both secured and unsecured creditors are generally barred from seeking to recover on their claims during a moratorium of payments, under Dutch law, secured and preferential creditors (including, among other parties, tax and social security authorities) may enforce their rights against assets of the company in moratorium of payments to satisfy their claims as if there were no moratorium of payments. A recovery under Dutch law could, therefore, involve a sale of assets that does not reflect the going concern value of the debtor. However, the court may order a freeze (afkoelingsperiode) for a maximum period of four months during which enforcement actions by secured or preferential creditors are barred. In a moratorium of payments, whether definitive or temporary, a composition (akkoord) may be offered to creditors. A composition will be binding on all unsecured and non-preferential creditors if it is (i) approved by a simple majority of the meeting of the recognized and of the admitted creditors representing at least 50% of the amount of the recognized and of the admitted claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by a Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the non-acceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition by one or more creditors who, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. Consequently, Dutch insolvency laws could preclude or inhibit the ability of the holders of the notes to effect a restructuring and could reduce the recovery of a holder of the notes in Netherlands moratorium of payments proceedings. Interest payments that fall due after the date on which a moratorium of payments is granted cannot be claimed in a composition.

Under Dutch bankruptcy proceedings, the assets of a debtor are generally liquidated and the proceeds distributed to the debtor’s creditors in accordance with the respective rank and priority of their claims. As in moratorium of payments proceedings, the court may order a freeze for a maximum of four months during which enforcement actions by secured or preferential creditors are barred unless such creditors have obtained leave for enforcement from the supervisory judge. Note that any applicable freeze does not bar creditors of the bankrupt estate (boedelschuldeisers) to take enforcement actions against the bankrupt estate if and when a claim of such creditor has become due and payable. The claim of a creditor may be limited depending on the date the claim becomes due and payable in accordance with its terms. Generally, claims of the holders of the notes that were not due and payable by their terms on the date of a bankruptcy of the relevant guarantor will be accelerated and become due and payable as of that date. Each of these claims will have to be submitted to the receiver to be verified by the receiver in accordance with the applicable provisions of the Dutch Bankruptcy Act or a collective settlement agreement (if any) within the meaning of the Dutch Act on Collective Settlement of Mass Claims (Wet collectieve afwikkeling massaschade). Verification under Dutch law means that the receiver takes a preliminary decision on the value of the claim and whether and to what extent it will be admitted in the bankruptcy proceedings. The valuation of claims that otherwise would not have been payable at the time of the bankruptcy proceedings but only would have been payable on a date one year after the date of bankruptcy may be based on a net present value analysis or collective settlement agreement (if any). Interest payments that fall due after the date of the bankruptcy cannot be verified. The existence, value and ranking of any claims submitted by the holders of the notes may be challenged in the Dutch bankruptcy proceedings. Generally, in a creditors’ meeting (verificatievergadering), the receiver, the insolvent debtor and all verified creditors may dispute the verification of claims of other creditors. In order to qualify for a distribution in the liquidation, creditors whose claims or value thereof are disputed in the creditors meeting by others than the debtor may be referred to separate court proceedings (renvooiprocedure). These renvooi procedures could cause holders of the notes to recover less than the percentage they would receive if their claim was fully acknowledged or less than they could recover in a United States liquidation. Such renvooi procedures or proceedings for granting a collective settlement agreement binding effect could also cause payments to the holders of the notes to be delayed compared with holders of undisputed claims or where no such collective settlement agreement has been concluded. Further, and unless in certain cases if the receiver in bankruptcy concluded a collective settlement agreement in a bankruptcy, a composition may be offered to creditors, which shall be binding on unsecured non-preferential creditors if (i) it is approved by a simple majority of the meeting of unsecured non-preferential creditors with admitted and provisionally admitted claims, representing at least 50% of the total amount of the admitted and provisionally admitted unsecured non preferential claims, and (ii) subsequently irrevocably ratified (gehomologeerd) by the court. Even if the composition is not accepted by the creditors, the composition may still be accepted by the Dutch district court or, if appointed, the supervisory judge if (i) three-fourths of the admitted and (provisional) recognized ordinary creditors present at the creditor’s meeting voted in favor of the composition and (ii) the nonacceptance of the composition during the creditor’s meeting is the consequence of a vote against the composition of one or more creditors that, taking into consideration all relevant circumstances, in particular the percentage that such creditor(s) would receive in case of a bankruptcy of the debtor, could not have come to the decision to vote against the composition if such creditor would have acted reasonably. The Dutch Bankruptcy

Act does not in itself recognize the concept of classes of creditors. Remaining amounts, if any, after satisfaction of the creditors of the bankruptcy estate, secured and the preferential creditors, are distributed among the unsecured non-preferential creditors, which will be satisfied on a pro rata basis. Contractual subordination may to a certain extent be given effect in Dutch insolvency proceedings. The actual effect depends largely on the way such subordination is construed.

With the entry into force of the Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord) (“WHOA”) on January 1, 2021, debtors now have the possibility to offer a composition outside of formal insolvency proceedings. Unlike a composition in suspension of payments and in bankruptcy proceedings, a composition under the WHOA can be offered to secured creditors as well as shareholders. Under the WHOA, proceedings can be opened for companies in financial distress, where the debtor stays in possession and can offer a composition plan to its creditors (including secured creditors and shareholders), whereby the creditors will be divided into separate classes. The WHOA also allows that group companies providing guarantees for the debtor’s obligations are included in the plan, if (i) the relevant group companies are reasonably expected to be unable to pay their debts as they fall due, (ii) they have agreed to the proposed restructuring plan insofar as it concerns their obligations and (iii) the court has jurisdiction over the relevant group companies. Under the WHOA, a debtor may offer its creditors a composition plan which may also entail a revision or release of the guarantees in place granted by group companies. It may well be that claims against Mylan II B.V. can be compromised as a result of a composition if the relevant majority of creditors within a class vote in favor of such a composition. In addition, the WHOA provides for the possibility of cross-class cram downs. The WHOA can provide for restructurings that stretch beyond Dutch borders. The WHOA will provide debtors with an option, at the beginning of the process, to choose whether the restructuring plan will be “public” or “private”. A public restructuring plan is automatically recognized under the Insolvency Regulation. A private restructuring is not, but may possibly be subject to recognition in other (EU as well as non-EU) jurisdictions on the basis of their own private international laws.

Set-off is allowed prior to the bankruptcy, although a set-off prior to bankruptcy may be subject to clawback in the case of fraudulent conveyance or bad faith in obtaining the claim used for set-off. Also, payments made prior to the bankruptcy order may be avoided in Dutch insolvency proceedings. Voluntary (onverplichte) payments made by the debtor can be avoided if the debtor knew or should have known at the moment of payment that the creditors would be prejudiced. In case of bankruptcy, knowledge exists where the parties could foresee the bankruptcy of the debtor with a reasonable amount of probability. Even payments made that were due and payable can be avoided if (i) the payee (hij die betaling ontving) knew that the application for bankruptcy of the debtor was filed at the moment of payment or (ii) the debtor and the payee engaged in this payment in a conspiracy in order to prejudice other creditors.

Under Dutch law, as soon as a debtor is declared bankrupt, all pending executions of judgments against such debtor, as well as all attachments on the debtor’s assets (other than with respect to secured creditors and certain other creditors, as described above), will be terminated by operation of law. The opening of bankruptcy proceedings and the granting of suspension of payments will have retroactive effect until 0:00h of the day that the debtor is declared bankrupt or suspension of payments is (provisionally) granted, respectively. Simultaneously with the opening of the bankruptcy, a Dutch receiver will be appointed. The proceeds resulting from the liquidation of the bankrupt estate may not be sufficient to satisfy unsecured creditors under the guarantees granted by a bankrupt guarantor after the secured and the preferential creditors have been satisfied. Litigation pending on the date of the bankruptcy order is automatically stayed.

VIATRIS INC.

OFFER TO EXCHANGE

Up to $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022

CUSIP #91533BAA8, ISIN #US91533BAA89

CUSIP # U9156BAA3, ISIN #USU9156BAA36

for a like aggregate principal amount of 1.125% Senior Notes due 2022 which have been registered under the Securities Act of 1933, as amended;

Up to $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025

CUSIP #91533BAB6, ISIN #US91533BAB62

CUSIP #U9156BAB1, ISIN #USU9156BAB19

for a like aggregate principal amount of 1.650% Senior Notes due 2025 which have been registered under the Securities Act of 1933, as amended;

Up to $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027

CUSIP #91533BAC4, ISIN #US91533BAC46

CUSIP #U9156BAC9, ISIN #USU9156BAC91

for a like aggregate principal amount of 2.300% Senior Notes due 2027 which have been registered under the Securities Act of 1933, as amended;

Up to $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030

CUSIP #91533BAD2, ISIN #US91533BAD29

CUSIP #U9156BAD7, ISIN #USU9156BAD74

for a like aggregate principal amount of 2.700% Senior Notes due 2030 which have been registered under the Securities Act of 1933, as amended;

Up to $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040

CUSIP #91533BAE0, ISIN #US91533BAE02

CUSIP #U9156BAE5, ISIN #USU9156BAE57

for a like aggregate principal amount of 3.850% Senior Notes due 2040 which have been registered under the Securities Act of 1933, as amended

and

Up to $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050

CUSIP #91533BAF7, ISIN #US91533BAF76

CUSIP #U9156BAF2, ISIN #USU9156BAF23

for a like aggregate principal amount of 4.000% Senior Notes due 2050 which have been registered under the Securities Act of 1933, as amended.

PRELIMINARY PROSPECTUS

Dated                 , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

Viatris Inc. and Utah Acquisition Sub Inc. are Delaware corporations.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually and reasonably incurred in connection with any such action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of an action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such action, suit or proceeding or with respect to any such claim, issue or matter therein, shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Viatris Inc.’s Amended and Restated Certificate of Incorporation (the “Viatris Charter”) and Amended and Restated Bylaws (the “Viatris Bylaws”) include provisions that require Viatris Inc. to indemnify, to the fullest extent allowable under the laws of the State of Delaware, directors or officers against monetary damages for actions taken as a director or officer of Viatris Inc., or for serving at the Registrant’s request in any capacity at another corporation or enterprise, as the case may be. The Viatris Charter and the Viatris Bylaws also provide that Viatris Inc. must indemnify and advance reasonable expenses to its directors and officers, subject to Viatris Inc.’s receipt of an undertaking from the indemnified party to repay all amounts advanced if it is determined ultimately that the indemnified party is not entitled to be indemnified. Viatris Inc. is also expressly authorized to carry directors’ and officers’ insurance to protect Viatris Inc. and its directors and officers for some liabilities. In addition, as permitted by Delaware law, the Viatris Charter provides that no director shall be liable to Viatris Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director.

In connection with the transactions contemplated by the Business Combination Agreement, on November 20, 2020, Viatris Inc. approved indemnification agreements with each of the directors and executive officers of Viatris Inc. The indemnification agreements provide indemnification, to the fullest extent permitted by applicable law, to each such director or officer who was, is or becomes or is threatened to be made, in their capacity as a director or officer of Viatris Inc. or any of its subsidiaries or any capacity of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Viatris Inc., a party to any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal or any other proceeding (including, without limitation, stockholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether civil, criminal, administrative, arbitrative, investigative or otherwise, whether formal or informal.

Utah Acquisition Sub Inc.’s Certificate of Incorporation (the “Utah Acquisition Sub Charter”) and Bylaws (the “Utah Acquisition Sub Bylaws”) include provisions that require Utah Acquisition Sub Inc. to indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law; provided, however, that Utah Acquisition Sub Inc. may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided further, that Utah Acquisition Sub Inc. shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person, with certain exceptions enumerated in the Bylaws. The Utah Acquisition Sub Bylaws also provide that Utah Acquisition Sub Inc. must advance all expenses incurred by its directors and officers, subject to Utah Acquisition Sub Inc.’s receipt of an undertaking from the indemnified party to repay all amounts advanced it is ultimately determined that the indemnified party is not entitled to be indemnified. Utah Acquisition Sub Inc. is also expressly authorized to purchase insurance on behalf of directors and officers indemnified pursuant to the Utah Acquisition Sub Bylaws. Further, the Utah Acquisition Sub Charter includes provisions that state that a director of Utah Acquisition Sub Inc. shall not be personally liable to Utah Acquisition Sub Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability under certain circumstances enumerated in the Utah Acquisition Sub Charter.

Dutch Registrant

Mylan II B.V. is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

Without prejudice to any indemnity to which any person may be contractually or otherwise entitled and to the fullest extent permitted by applicable Dutch law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits Mylan II B.V. to provide broader indemnification rights than such law permitted Mylan II B.V. to provide prior to such amendment), Mylan II B.V.’s articles of association (the “Articles”) provide that Mylan II B.V. will indemnify and hold harmless each of its current or former directors, liquidators or officers against any financial losses or damages incurred by such person and any expense reasonably paid or incurred by such indemnified person in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which such indemnified person becomes involved, to the extent this relates to his or her current or former position with Mylan II B.V. and in each case to the extent permitted by applicable law.

No indemnification under the Articles shall be given to an indemnified person: (i) if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person), (ii) to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so), (iii) in relation to proceedings brought by such indemnified person against Mylan II B.V., except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles, pursuant to an agreement between such indemnified person and Mylan II B.V. which has been approved by the board of directors of Mylan II B.V. or pursuant to insurance taken out by Mylan II B.V. for the benefit of such indemnified person and (iv) for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without Mylan II B.V.’s prior consent.

Under the Articles, the board of directors of Mylan II B.V. may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

Mylan II B.V. currently maintains an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

The description of indemnity herein is merely a summary of the provisions in the Articles, and such description shall not limit or alter the provisions in the Articles.

Pennsylvania Registrant

Mylan Inc. is organized under the laws of Pennsylvania. The Pennsylvania Business Corporation Law of 1988, as amended (“BCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. Mylan Inc.’s bylaws provide that each person who is or was serving as a director or officer of the corporation and any other person designated as an indemnified representative by the board of directors shall be entitled to indemnification as and to the fullest extent permitted by law, including the BCL or any successor statutory provision, as from time to time amended.

The BCL also permits a Pennsylvania corporation, by so providing in its bylaws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to federal, state or local law. Mylan Inc.’s bylaws eliminate the personal liability of the directors to the fullest extent permitted by the BCL.

Mylan Inc.’s bylaws also provide that it may maintain an insurance policy which insures Mylan Inc. and any directors, officers or other indemnified representatives as described in this section against certain liabilities which might be incurred in connection with the performance of their duties.

In addition, Mylan Inc. has indemnification agreements with its directors and contractual indemnification obligations to certain of its officers, which provide that Mylan Inc. will indemnify such persons against any and all expenses, liabilities and losses incurred by such person in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation (provided generally that any such claim, action, suit, proceeding or investigation initiated by the indemnitee was authorized by its board of directors) to which such person was or is a party, or is threatened to be made a party, because such person is or was a director or officer of Mylan Inc. or of any of its subsidiaries, or served at the request of Mylan Inc. as a director, officer, trustee, employee or agent of another entity.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of Upjohn Inc., effective as of November 13, 2020, filed as Exhibit 3.1 to the Report on Form 8-K filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Upjohn Inc., effective as of November 16, 2020, filed as Exhibit 3.3 to the Report on Form 8-K filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

3.3*	Amended and Restated Bylaws of Viatris Inc., effective as of November 16, 2020, filed as Exhibit 3.2 to the Report on Form 10-K filed by Viatris Inc. with the SEC on March 1, 2021, and incorporated herein by reference.

Exhibit No.	Description

3.4**	Certificate of Incorporation of Utah Acquisition Sub Inc.

3.5**	Bylaws of Utah Acquisition Sub Inc.

3.6**	Deed of Incorporation of Mylan II B.V.

3.7**	Amended and Restated Articles of Incorporation, as Amended, of Mylan Inc.

3.8**	Third Amended and Restated Bylaws, as Amended, of Mylan Inc.

4.1*	Indenture, dated as of June 22, 2020, between Upjohn Inc., as issuer, and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K filed by Upjohn Inc. with the SEC on June 26, 2020, and incorporated herein by reference.

4.2*	First Supplemental Indenture dated November 16, 2020, by and among Viatris Inc., Utah Acquisition Sub Inc., Mylan II B.V., Mylan Inc. and The Bank of New York Mellon, as trustee, to the Indenture dated June 22, 2020, by and among Viatris Inc. and The Bank of New York Mellon, as trustee, filed as Exhibit 4.1 to the Report on Form 8-K/A filed by Viatris Inc. with the SEC on November 19, 2020, and incorporated herein by reference.

4.3*	Form of 1.125% Senior Note due 2022 (included in Exhibit 4.1).

4.4*	Form of 1.650% Senior Note due 2025 (included in Exhibit 4.1).

4.5*	Form of 2.300% Senior Note due 2027 (included in Exhibit 4.1).

4.6*	Form of 2.700% Senior Note due 2030 (included in Exhibit 4.1).

4.7*	Form of 3.850% Senior Note due 2040 (included in Exhibit 4.1).

4.8*	Form of 4.000% Senior Note due 2050 (included in Exhibit 4.1).

4.9*	Registration Rights Agreement, dated as of June 22, 2020, by and between Upjohn Inc. and Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley and Co. LLC, and Mizuho Securities USA LLC, as representatives of the several initial purchasers of the $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022, $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025, $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027, $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030, $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040 and $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050, filed as Exhibit 4.8 to the Report on Form 8-K filed by Upjohn Inc. with the SEC on June 26, 2020, and incorporated herein by reference.

5.1**	Opinion of Cravath, Swaine & Moore LLP.

5.2**	Opinion of NautaDutilh N.V.

5.3**	Opinion of Thomas D. Salus, Assistant Secretary of Viatris Inc. and Deputy Global General Counsel and Assistant Secretary of Mylan Inc.

15.1**	Acknowledgment letter of KPMG LLP relating to the unaudited condensed combined financial statements of the Upjohn Business.

22.1**	List of Guarantor Subsidiaries.

23.1**	Consent of Deloitte and Touche LLP, independent registered public accounting firm.

23.2**	Consent of KPMG LLP, independent registered public accounting firm.

23.3**	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.4**	Consent of NautaDutilh N.V. (included in Exhibit 5.2).

Exhibit No.	Description

23.5**	Consent of Thomas D. Salus, Assistant Secretary of Viatris Inc. and Deputy Global General Counsel and Assistant Secretary of Mylan Inc. (included in Exhibit 5.3).

24.1**	Powers of Attorney (included on the signatures hereto) .

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the Indenture dated as of June 22, 2020.

99.1**	Form of Letter to Clients relating to the $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022, $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025, $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027, $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030, $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040 and $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050.

99.2**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022, $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025, $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027, $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030, $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040 and $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050.

99.3**	Form of Letter of Transmittal relating to the $1,000,000,000 aggregate principal amount of 1.125% Senior Notes due 2022, $750,000,000 aggregate principal amount of 1.650% Senior Notes due 2025, $750,000,000 aggregate principal amount of 2.300% Senior Notes due 2027, $1,450,000,000 aggregate principal amount of 2.700% Senior Notes due 2030, $1,500,000,000 aggregate principal amount of 3.850% Senior Notes due 2040 and $2,000,000,000 aggregate principal amount of 4.000% Senior Notes due 2050.

*	Previously filed
**	Filed herewith

Item 22. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 10, 2021.

VIATRIS INC.

By:	/s/ Sanjeev Narula
Name: Sanjeev Narula
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Viatris Inc., a Delaware corporation, hereby constitutes and appoints each of Sanjeev Narula and Paul Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert J. Coury Robert J. Coury	Executive Chairman and Director	September 10, 2021

/s/ Michael Goettler Michael Goettler	Chief Executive Officer and Executive Director (Principal Executive Officer)	September 10, 2021

/s/ Sanjeev Narula Sanjeev Narula	Chief Financial Officer (Principal Financial Officer)	September 10, 2021

/s/ Paul B. Campbell Paul B. Campbell	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 10, 2021

/s/ W. Don Cornwell W. Don Cornwell	Director	September 10, 2021

/s/ JoEllen Lyons Dillon JoEllen Lyons Dillon	Director	September 10, 2021

/s/ Neil Dimick Neil Dimick	Director	September 10, 2021

Signature	Title	Date

/s/ Melina Higgins Melina Higgins	Director	September 10, 2021

/s/ James Kilts James Kilts	Director	September 10, 2021

/s/ Harry A. Korman Harry A. Korman	Director	September 10, 2021

/s/ Rajiv Malik Rajiv Malik	President and Director	September 10, 2021

/s/ Richard A. Mark Richard A. Mark	Director	September 10, 2021

/s/ Mark W. Parrish Mark W. Parrish	Director	September 10, 2021

/s/ Ian Read Ian Read	Director	September 10, 2021

/s/ Pauline van der Meer Mohr Pauline van der Meer Mohr	Director	September 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 10, 2021.

UTAH ACQUISITION SUB INC.

By:	/s/ Sanjeev Narula
Name: Sanjeev Narula
Title: Treasurer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Utah Acquisition Sub Inc., a Delaware corporation, hereby constitutes and appoints each of Sanjeev Narula and Paul Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Goettler Michael Goettler	President (Principal Executive Officer)	September 10, 2021

/s/ Sanjeev Narula Sanjeev Narula	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2021

/s/ John Miraglia John Miraglia	Director	September 10, 2021

/s/ Alan Weiner Alan Weiner	Director	September 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 10, 2021.

MYLAN II B.V.

By:	/s/ John Miraglia
Name: John Miraglia
Title: Director

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, Mylan II B.V. has duly caused this registration statement on Form S-4 to be signed by the following duly authorized representative in the United States:

MYLAN II B.V.

By:	/s/ John Miraglia
Name: John Miraglia
Title: Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of Mylan II B.V., a private limited liability company organized and existing under the laws of the Netherlands, hereby constitutes and appoints each of Sanjeev Narula and Paul Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Miraglia John Miraglia	Director	September 10, 2021

/s/ Alan Weiner Alan Weiner	Director	September 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on September 10, 2021.

MYLAN INC.

By:	/s/ Sanjeev Narula
Name: Sanjeev Narula
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Mylan Inc, a Pennsylvania corporation, hereby constitutes and appoints each of Sanjeev Narula and Paul Campbell as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in their name and on their behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael Goettler Michael Goettler	President (Principal Executive Officer)	September 10, 2021

/s/ Sanjeev Narula Sanjeev Narula	Chief Financial Officer (Principal Financial Officer)	September 10, 2021

/s/ Paul Campbell Paul Campbell	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	September 10, 2021

/s/ JoEllen Lyons Dillon JoEllen Lyons Dillon	Director	September 10, 2021

/s/ Anthony Mauro Anthony Mauro	Director	September 10, 2021

/s/ Mark W. Parrish Mark W. Parrish	Director	September 10, 2021